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                               OFFICE SPACE LEASE

                                     between

                         THE EMPLOYEES RETIREMENT SYSTEM
                             OF THE STATE OF HAWAII,
                   a Government agency of the State of Hawaii

                                   as Landlord

                                       and

                       SOFTWARE TECHNOLOGIES CORPORATION,
                            a California corporation

                                    as Tenant

                          Suites 114, 116, 118 and 225
                                Huntington Plaza
                            222 East Huntington Drive
                           Monrovia, California 91017

                                  May 15, 2000
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                               OFFICE SPACE LEASE

            THIS OFFICE SPACE LEASE is dated as of the 15th day of May 2000 and is made by and between THE EMPLOYEES RETIREMENT SYSTEM OF THE STATE OF HAWAII, a Government agency of the State of Hawaii ("Landlord"), and SOFTWARE TECHNOLOGIES CORPORATION, a California corporation ("Tenant").

                             BASIC LEASE PROVISIONS

            The following provisions are referred to in this Lease as the "Basic Lease Provisions." The terms set forth in the Basic Lease Provisions shall be defined terms and shall have a meaning consistent with the Basic Lease Provisions when used in this Lease, consisting of the Basic Lease Provisions, the Standard Lease Provisions and the Exhibits and/or Addenda attached hereto.

1.    Tenant:     SOFTWARE TECHNOLOGIES CORPORATION, a California corporation

2.    Building:   Huntington Plaza, 222 East Huntington Drive, Monrovia,
                  California

      Building Rentable Area: 115,608 square feet of office space.

3.    Premises:   The office space in the Building described on Exhibit A-1
                  attached to this Lease, known as Suites 114, 116 and 118, located on the ground floor and containing approximately
                  17,063 square feet of Rentable Area; and the office space in the Building described on Exhibit A-2 attached to this Lease, known as Suite 225, located on the second floor and containing approximately 7,417 square feet of Rentable Area. For definitions of Rentable Area and Usable Area, see Exhibit A-3.

4.    Monthly Basic Rent:

                  Months 1-30: $28,153.95  (until the Commencement Date re:
                                           Suite 225) ($1.65 per rentable square
                                           foot, FSG).

                  Months 1-30: $40,392.00  (after the Commencement Date re:
                                           Suite 225) (same rate).

                  Months 31-60: $44,064.00 (including Suite 225; all dates in this section shall be measured from

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                                           the Commencement Date with respect to
                                           Suites 114, 116 and 118) ($1.80 per
                                           rentable square foot, FSG).

                  Months 31-60: $30,713.40 (if the Commencement Date re: Suite
                                           225 does not occur) (same rate).

5. Tenant's Building Expense Percentage: The Rentable Area of the Premises divided by the Rentable Area of the Building, expressed as a percentage. Tenant's Building Expense Percentage: (i) before the Commencement Date with respect to Suite 225 -- 14.76%, and (ii) after the Commencement Date with respect to Suite 225 -- 21.18%.

6. Base Year: Calendar Year 2000; provided, however, Tenant shall not be obligated to pay Tenant's Share of Operating Expenses for the first twelve
      (12) months of the Lease Term.

7.    Term:

      (a) Length of Term: through May 31, 2005 (the "Expiration Date"); approximately sixty (60) months.

      (b)   Estimated Commencement Date re: Suites 114, 116 and 118: July 1,
            2000.

      (c)   Estimated Commencement Date re: Suite 225: November 1, 2000.

8.    Option to Extend Term. One (1) option to extend for five (5) years.

9. Prepaid Rent: $28,153.95 for Suites 114, 116 and 118 for the first month of the Term.

10.   Security Deposit: $44,064.00; provided, however, if the Commencement Date re: Suite 225 does not occur by January 1, 2001, the Security Deposit shall be reduced to $30,713.40 by crediting any amount in excess of $30,713.40 against Tenant's obligation to pay Basic Rent in February 2001.

11.   Guarantor: None.

12.   Broker(s):  Carl Anderson of Trammell Crow Company (Tenant's Broker) and
                  Mark Leonard of Trammell Crow Company (Landlord's Broker).

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13.   Tenant Improvement Allowance: $213,287.50 re: Suites 114, 116 and 118;
                                    $92,712.50 re: Suite 225; calculated at the rate of $12.50 per rentable square foot.

14.   Permitted Use:    General office use only.

15.   Parking Permits:  Sixty-two (62) re: Suites 114, 116 and 118 and
                        twenty-seven (27) re: Suite 225, calculated at the rate of four (4) parking permits per One Thousand (1,000) Square Feet of Usable Area of the Premises, all of which shall be on a nonexclusive basis and all of which shall be made available to Tenant at no cost during the initial Term.

16.   Address for Payments:   c/o Trammell Crow Company
                              108 W. Walnut Street, Suite 201
                              Gardena, California 90248
                              Attn:  Property Management, Huntington Plaza

17.   Addresses for Notices:

      (a)   If to Landlord:   c/o Trammell Crow Company
                              108 W. Walnut Street, Suite 201
                              Gardena, California 90248
                              Attn:  Property Management, Huntington Plaza

      (b)   If to Tenant:

            Prior to the Commencement Date:

                  404 East Huntington Drive
                  Monrovia, California 91017
                  Attn: Mr. James Thomson

            On and after the Commencement Date re: Suites 114, 116 and 118:

            To the Premises.
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                            STANDARD LEASE PROVISIONS

ARTICLE 1. PREMISES

            1.1 Lease of Premises. On all of the terms and conditions of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises. The Building together with the underlying land, landscaping, plaza area, parking facilities and other improvements are referred to collectively as the "Project." This Lease consists of the Basic Lease Provisions, the Standard Lease Provisions, and the Exhibits and/or addenda attached to this Lease. Landlord and Tenant hereby agree that the Rentable Area of the Building and the Premises set forth in Items 2 and 3, respectively, of the Basic Lease Provisions shall be conclusive and binding upon the parties.

ARTICLE 2. TERM

            2.1 Commencement Date. The term shall commence on the earliest of the following date, which date shall be the "Commencement Date":

                  2.1.1 The Beneficial Occupancy Date (as defined in Section 2.4 below);

                  2.1.2 The date when Tenant enters or occupies the Premises for any use other than for purposes of construction of improvements or inspection of the Premises under construction; or

                  2.1.3 The date upon which the parties agree as the Commencement Date.

            When the Commencement Date is ascertained, the Term shall commence and Tenant shall execute and deliver to Landlord within ten (10) days after request therefor a certificate or memorandum confirming the Commencement Date and the Expiration Date in the form of Exhibit E attached hereto. Tenant also shall execute and deliver to Landlord a second memorandum in the form of Exhibit E after the Commencement Date re: Suite 225 is ascertained.

            Landlord shall use diligent efforts to complete the Tenant Improvements in the Premises as soon as Landlord secures possession of the Premises. In this respect, Landlord is in the process of negotiating a surrender agreement with the tenant currently occupying Suite 116. Landlord shall continue to use commercially reasonable efforts to secure possession of Suite 116 and Suite 225.

            2.2 Measurement of Lease Term and Expiration Date. The Lease Term is for the number of years and/or months set forth in the Basic Lease Provisions measured from the Commencement Date through the Expiration Date. The period from the Commencement Date through and including the Expiration Date shall be

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referred to as the "Term." If the Term is extended whether by exercise by Tenant of an option to extend or by other agreement of Landlord and Tenant, the Term, as so extended, shall from and after the date of exercise of the option to extend or other agreement be referred to as the "Term," the "Expiration Date" shall mean the last day of the extended Term, and the original term of this Lease prior to the extension shall be referred to as the "original Term" or "initial Term."

            2.3 Estimated Commencement Date. The Basic Lease Provisions contain an Estimated Commencement Date stating the date on which Landlord reasonably believes each part of the Premises will be available for beneficial occupancy by Tenant. Landlord shall use reasonable efforts to make the each part of the Premises available on the appropriate Estimated Commencement Date; however, delays or time savings beyond Landlord's control may cause the Commencement Date with respect to each portion of the Premises to occur on a date other than the appropriate Estimated Commencement Date. Accordingly, failure of the Commencement Date to occur on the Estimated Commencement Date shall not affect the terms, conditions or validity of this Lease, and Landlord shall have no liability to Tenant based upon the failure of this Lease to commence on the Estimated Commencement Date.

            Notwithstanding the last sentence of the preceding paragraph, in the event that Landlord secures possession of Suite 116 on or before June 1, 2000 and the Commencement Date re: Suites 114, 116 and 118 does not occur on or before October 1, 2000 (subject to extension one day for every day of a force majeure event or day of Tenant Delay under the Work Letter Agreement), then Tenant, as its sole and exclusive remedy, shall have the right to terminate this Lease by written notice to Landlord given at any time before October 10, 2000 (as such date is adjusted in the same manner as the October 1, 2000 date). If Tenant timely and property terminates this Lease, Landlord shall return to Tenant all amounts held by Landlord on account of the security deposit and any prepaid rent and the parties shall thereafter have no remaining obligations to each other, except for any indemnity obligations which are intended to survive the termination of this Lease. Similarly, if the Commencement Date re: Suite 225 does not occur within 120 days after the date Landlord secures possession of Suite 225 (subject to extension one day for every day of a force majeure event or day of Tenant Delay under the Work Letter Agreement), then Tenant, as its sole and exclusive remedy, shall have the right to terminate this Lease with respect to Suite 225 only by written notice to Landlord given at any time before 130 days after the date Landlord secures possession of Suite 225. If Tenant timely and property terminates this Lease with respect to Suite 225, Landlord shall return to Tenant any security deposit or prepaid rent held by Landlord on account of Suite 225 and the parties shall thereafter have no remaining obligations to each other with respect to Suite 225, except for any indemnity obligations which are intended to survive the termination of this Lease; this Lease shall remain in full force and effect with respect to Suites 114, 116 and 118 .

Note to Landlord: If there is a delay in the Commencement Date of the Lease, the Expiration Date is similarly delayed. In some cases, you may want to the Expiration Date to remain fixed, notwithstanding a delay in the Commencement Date. For instance, there may be a commitment to deliver to space as expansion space to another date on a date in the future.

            2.4 Beneficial Occupancy Date. The Premises shall be deemed available for beneficial occupancy when all of the following conditions have been satisfied:

                  2.4.1 Landlord shall have substantially completed all of the work, if any, required to be performed by Landlord pursuant to any Work Letter Agreement attached to this Lease as an exhibit; provided, however, that the date of

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such substantial completion shall be advanced by any period of delay which
Landlord determines has been caused by Tenant (including any delay referred to in the Work Letter Agreement as Tenant Delay). If no Work Letter Agreement is attached to this Lease, this condition shall be deemed satisfied; and

                  2.4.2 Any previous tenant or occupants shall have vacated the Premises.

            The date when the Premises are available for beneficial occupancy shall be the "Beneficial Occupancy Date."If there is a Scheduled Commencement Date and no tenant improvements to be constructed, the last sentence of Section
2.4 should be deleted. Section 2.4 should be deleted in its entirety if the Tenant will construct the tenant improvements, since the concept of operation of Building systems will ordinarily be addressed in the Work Letter in such cases.

            2.5 Option to Extend.

                  2.5.1 Option to Extend Term and Method of Exercise. Tenant shall have the right (the "Extension Option"), at its option, to extend the Term for one (1) period of five (5) years (the "Option Term") immediately following the expiration of the initial Term. Tenant shall exercise the Extension Option by delivery of written notice to Landlord at least one hundred eighty (180) days and no more than three hundred sixty (360) days prior to the then scheduled Expiration Date of the Term. The Extension Option is personal to the original Tenant (meaning Software Technologies Corporation) and any Affiliate Entity (as defined in Section 18.7.3) and may not be exercised or assigned, voluntarily or involuntarily, by, to or on behalf of any person or entity other than Tenant or an Affiliate Entity. The Extension Option is not assignable separate and apart from this Lease or otherwise.

                  2.5.2 Incorporation of Lease by Reference. All of the terms, covenants and conditions (including without limitation defined terms) contained in this Lease shall be applicable to the Option Term in the event of exercise by Tenant; provided, however, that the Term and the Monthly Basic Rent shall be modified as provided herein and Tenant shall not be entitled to any further option to extend this Lease, and further provided that Tenant shall have no early termination right during the Option Term.

                  2.5.3 Rent. Subject to adjustment as hereafter provided, the Monthly Basic Rent for the Option Term shall be adjusted to the greater of (a) the Monthly Basic Rent for the last month of the initial Term or (b) the Prevailing Market Rent, described below.

                  2.5.4 Prevailing Market Rent. The "Prevailing Market Rent" shall be equal to the rental per square foot of Rentable Area per month as of the date which is approximately six (6) to nine (9) months prior to the expiration of the initial Term of the Lease, prevailing for comparable office space in the Monrovia, California area. In determining the Prevailing Market Rent, whether for comparable space within the Building or in the Monrovia, California area, the following factors shall be taken into account:

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                        2.5.4.1 The particular configuration, frontage along a
public thoroughfare, signage visible to the public, parking facilities, and general level of quality of improvements and location of each comparison building shall be relevant.

                        2.5.4.2 Charges for parking, if any, shall be taken into consideration and adjustments shall be made for variations, if any, in charges paid as additional rent by tenants.

                        2.5.4.3 No rent which has not been set or adjusted during the twelve month period immediately preceding the Expiration Date of the initial Term shall be considered prevailing or current.

                        2.5.4.4 Periods of free rent or other rent concessions shall not be taken in account.

                        2.5.4.5 No deduction, offset or other allowance shall be made for any tenant improvements or refurbishment allowance; provided, however, that any improvements, alterations or refurbishments made at Tenant's expense shall not be taken into consideration.

                  If Tenant has timely exercised the Extension Option, Landlord shall endeavor to notify Tenant in writing of the proposed new Monthly Basic Rent determined by Landlord for the Option Term at least ninety (90) days prior to the Commencement Date of the Option Term. Unless Tenant objects to the amount determined by Landlord within fifteen (15) business days after receipt of such notice, the amount stated in such notice shall be the new Monthly Basic Rent. If Tenant objects to Landlord's proposal, Tenant may withdraw the exercise of the Extension Option; or, at Tenant's election, the Prevailing Market Rent shall be determined pursuant to the appraisal procedures set forth in Section 2.5.5 of this Lease. If the Monthly Basic Rent shall not have been determined by the Commencement Date of the Option Term, then until it is determined, Tenant shall pay Monthly Basic Rent when due during the Option Term at a rate equal to the Monthly Basic Rent for the last month of the initial Term. When the Monthly Basic Rent for the Option Term is determined, either Tenant shall pay to Landlord any additional rent due for the months which have elapsed in the Option Term, or Landlord shall credit any excess payment for the elapsed months to the next Monthly Basic Rent becoming due.

                  2.5.5 Appraisal. The provisions of this Section 2.5.5 shall only apply to the determination of the Prevailing Market Rent pursuant to the appraisal remedy set forth in Section 2.5.4. To determine the Prevailing Market Rent for the Premises by appraisal, real estate appraiser(s), all of whom shall be members of the American Institute of Real Estate Appraisers and who have at least five (5) years experience appraising office space located in the vicinity of the Premises shall be appointed and shall act in accordance with the following procedures:

                        (i) The demand for an appraisal shall be made by one party giving written notice to the other party, which demand to be effective must state the name, address and qualifications of an appraiser selected by the party demanding an appraisal (the "Notifying Party"). Within twenty (20) business days following the Notifying Party's appraisal demand, the other party (the "Non-Notifying Party") shall either approve the appraiser selected by the Notifying Party or select a second properly qualified appraiser by giving written notice of the name, address and qualification of said appraiser to the Notifying Party. If the Non-Notifying Party fails to select an appraiser within the twenty (20) business day period, the appraiser selected by the Notifying Party shall be deemed selected by both parties and no other appraiser shall be selected. If two appraisers are selected, they shall select a third appropriately qualified appraiser with ten (10) days. If the two appraisers fail to select a third qualified appraiser timely, the third appraiser shall be appointed by the then presiding judge of the county where the Premises are located upon application by either party.

                        (ii) If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the Prevailing Market Rent for the Premises within fifteen (15) days following his selection, which appraisal shall be conclusively determinative and binding on the parties as the appraised Prevailing Market Rent.

                        (iii) If multiple appraisers are selected, the appraisers shall meet not later than ten (10) days following the selection of the last appraiser. At such meeting the appraisers shall attempt to determine the Prevailing Market Rent for the Premises as of the Commencement Date of the Option Term by the agreement of at least two (2) of the appraisers.

                        (iv) If two (2) or more of the appraisers agree on the Prevailing Market Rent for the Premises at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notify both Landlord and Tenant of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the Prevailing Market Rent for the Premises, all appraisers shall submit to Landlord and Tenant an independent appraisal of the Prevailing Market Rent for the Premises in simple letter form within twenty (20) days following appointment of the final appraiser. The parties shall then determine the Prevailing Market Rent for the Premises by averaging the appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average.

                        (v) The appraisers' determination of Prevailing Market Rent shall be based on the factor set forth in Section 2.5.4.

                        (vi) If only one appraiser is selected, then each party shall pay one-half of the fees and expenses of that appraiser. If three appraisers are

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selected, each party shall bear the fees and expenses of the appraiser it selects and one-half of the fees and expenses of the third appraiser.

                  2.5.6 Effect of Default. If Tenant is in material default or any event or condition has occurred which after notice or passage of time or both shall constitute a material default at the time Tenant exercises the Extension Option, then any attempt to exercise such Extension Option shall be null, void and of no force or effect. If Tenant exercises the Extension Option and if Tenant is in material default or any event or condition has occurred which after notice or passage of time or both shall constitute a material default during the period between exercise of the Extension Option and the first day for commencement of the Option Term, then the exercise of such Extension Option by Tenant shall be null, void and of no force or effect. If Tenant has been in default in payment of any sum required by this Lease where a late charge has become due for more than three (3) times during the initial Term, then the provisions of the Extension Option to extend the Term shall be canceled and shall be of no force or effect. No condition of the Premises, including without limitation any alteration or improvement made by Tenant, oral intention expressed by Tenant or detrimental reliance by Tenant on any statement, act or omission by Landlord shall vest any additional rights in Tenant beyond those expressly set forth in this Section 2.5 for exercise of the Extension Option or to possess the Premises during any period set for extension of the Term or estop Landlord from eviction of Tenant after the end of the initial Term or give rise to any equitable defense to such eviction. Tenant hereby waives any and all equitable remedies with respect to the Extension Option unless Tenant has complied in all respects with the written notice requirements set forth herein. The sole and exclusive method for exercise of the Extension Option contained herein shall be delivery of the written notice called for herein by Tenant to Landlord on a timely basis. Landlord and Tenant hereby agree that time is of the essence with respect to delivery of any notice of exercise by Tenant to Landlord. The date for delivery of any notice required or permitted in the Extension Option shall be determined by the provisions for delivery of notice contained in this Lease.

            2.6 Early Entry into Premises. Tenant may enter into the Premises upon receipt of Landlord's consent (approximately 15 days prior to the Commencement Date), solely for the purpose of installing furniture, trade fixtures, cabling, telephones, computers, photocopy equipment, and other business equipment. Such early entry will not advance the Commencement Date so long as Tenant does not commence business operations from any part of the Premises. All of the provisions of this Lease shall apply to Tenant during any early entry, including Article 14, but excluding the obligation to pay Rent unless and until Tenant has commenced business operations in the Premises, whereupon Rent shall commence. Landlord may revoke its permission for Tenant's early entry if Tenant's activities or workers interfere with the completion of the Tenant Improvements (as defined in the Tenant Work Letter attached to this Lease as Exhibit B). If Tenant is granted early entry, Landlord shall not be responsible for any loss, including theft, damage or destruction to any work or material installed or stored by Tenant at the Premises or for any injury to Tenant or its agents, employees, contractors, subcontractors, subtenants, assigns or invitees (collectively, "Tenant's

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Parties"). Landlord shall have the right to post appropriate notices of non-responsibility and to require Tenant to provide Landlord with evidence that Tenant has fulfilled its obligation to provide insurance pursuant to Article 14 of this Lease.Provisions affecting the length of the term, including extension terms and early termination rights of either Landlord or Tenant, should be added here as part of Article 2.

            2.7 Right of First Offer.

                  2.7.1 Right; First Offer Space. Landlord grants to Tenant a right of first offer with respect to any available space in the Building that is adjacent to the Premises (the "First Offer Space"). Notwithstanding the foregoing, (i) such first offer right of Tenant shall commence only following Tenant's written notification to Landlord that Tenant desires to expand its Premises, (ii) such first offer right of Tenant shall commence only following the expiration or earlier termination of (A) any existing lease pertaining to the First Offer Space, and (B) as to any First Offer Space which is vacant as of the date of this Lease, the first lease pertaining to any portion of such First Offer Space entered into by Landlord after the date of this Lease (collectively, the "Superior Leases"), including any renewal of such existing or future lease, whether or not such renewal is pursuant to an express written provision in such lease, and regardless of whether any such renewal is consummated pursuant to a lease amendment or a new lease, and (iii) such first offer right shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights granted to (A) the tenants of the Superior Leases and (B) any other tenant of the Project (the rights described in items (ii) and (iii), above to be known collectively as "Superior Rights"). Tenant's right of first offer shall be on the terms and conditions set forth in this Section 2.7.

                  2.7.2 Procedure for Offer. Provided that Tenant's written notice of its desire to expand has been delivered within the prior three (3) months, and except as it relates to any Superior Leases, Landlord shall notify Tenant ("First Offer Notice") when Landlord commences to market the First Offer Space for lease to third parties. The First Offer Notice shall describe the space so offered to Tenant and shall set forth Landlord's proposed economic terms and conditions applicable to Tenant's lease of such space.

                  2.7.3 Procedure for Acceptance. If Tenant wishes to exercise Tenant's right of first offer with respect to the space described in the First Offer Notice, then within five (5) business days after delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant's unconditional exercise of its right of first offer with respect to the entire space described in the First Offer Notice in accordance with the terms contained in the First Offer Notice (the "Exercise Notice"). If Tenant does not deliver its Exercise Notice (with unconditional acceptance of the terms contained in the First Offer Notice) to Landlord within the five (5) business day period with respect to the entire space contained in the First Offer Notice, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on substantially the same terms (in all material respects) offered to Tenant and Tenant's right of first offer shall terminate with respect to that particular First Offer Space and be of no force or effect. If Landlord does not

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lease the First Offer Space within 120 days after the expiration the aforesaid five (5) business day period, then any further attempt by Landlord to lease the First Offer Space shall again be subject to this Section 2.7. Notwithstanding anything to the contrary contained herein, (a) Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant, and Tenant may not elect to lease only a portion thereof, and (b) Tenant's rights under this Section 2.7 shall automatically terminate and be of no force or effect with respect to the subject space being offered if Tenant does timely and properly deliver its Exercise Notice, and (c) in no event shall the basic rent for the First Offer Space be less than the then current Monthly Basic Rent (on a per rentable square foot basis).

                  2.7.4 Lease of First Offer Space. If Tenant timely exercises Tenant's right to lease the First Offer Space as set forth herein, Landlord and Tenant shall execute an amendment adding such First Offer Space to this Lease upon the same non-economic terms and conditions as applicable to the initial Premises, and the economic terms and conditions as provided in this Section 2.7. Tenant shall commence payment of rent for the First Offer Space and the Lease Term of the First Offer Space shall commence upon the date set forth in the First Offer Notice.

                  2.7.5 No Defaults. The rights contained in this Section 2.7 shall be personal to the original Tenant (meaning Software Technologies Corporation) and any Affiliate Entity, and may only be exercised by the original Tenant (and not any assignee, sublessee or other transferee of the original Tenant's interest in this Lease, except an Affiliate Entity) if Tenant or an Affiliate Entity (but not both together) occupies (occupy) the entire Premises as of the date of the First Offer Notice. Tenant shall not have the right to lease the First Offer Space as provided in this Section 2.7 if, as of the date of the First Offer Notice or, at Landlord's option, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease beyond the expiration of any applicable notice and cure periods or Tenant has previously been in monetary default under this Lease more than two times.

            2.8 Option to Terminate. Tenant shall have a one-time option (the "Termination Option") to terminate the Lease effective as of the end of the thirty-sixth (36th) month of the initial Term (the "Termination Date"), upon the following terms and conditions:

                  2.8.1 On or before the end of the twenty-seventh (27th) month of the initial Term, Tenant shall give to Landlord written notice ("Tenant's Termination Notice") of Tenant's election to exercise the Termination Option;

                  2.8.2 Tenant shall not be in default under this Lease beyond any applicable cure period either on the date Tenant exercises the Termination Option, or at any time prior to the Termination Date; and

                  2.8.3 Tenant shall pay to Landlord, concurrently with its exercise of the Termination Option and delivery of Tenant's Termination Notice, a

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cancellation premium in an amount equal to the sum of: (i) the unamortized tenant improvements, brokerage commissions and legal fees with respect to the Premises, using a ten percent (10%) interest factor; and (ii) five month's Basic Rent, calculated using the Basic Rent figure in place after the thirtieth (30th) month of the Term. Within ten (10) business days of Tenant's written request (which must be submitted no earlier than 45 days before the date Tenant gives Tenant's Termination Notice), Landlord shall advise Tenant of the amount of the cancellation premium.

            In the event Tenant timely and properly exercises the Termination Option, the Term shall terminate effective as of the Termination Date. Rent (however denominated) shall be paid through and apportioned as of the Termination Date, and neither Landlord nor Tenant shall have any rights, estates, liabilities or obligations accruing under the Lease after the Termination Date, except such rights and liabilities which, by the terms of the Lease are obligations of Tenant or Landlord which are intended to survive the expiration of the Lease. The Termination Option shall automatically terminate and become null and void upon: (a) the failure of Tenant to timely or properly exercise the Termination Option; or (b) the termination of Tenant's right to possession of the Premises. Provisions affecting the length of the term, including extension terms and early termination rights of either Landlord or Tenant, should be added here as part of Article 2.

ARTICLE 3. TENANT IMPROVEMENTS AND ACCEPTANCE OF PREMISES.

            Landlord's sole obligation respecting Tenant improvements shall be to perform the work described as Landlord's work in any Work Letter Agreement attached to this Lease as Exhibit B. By taking possession of the Premises, Tenant shall have acknowledged that (i) it has inspected the Premises, (ii) it accepts the Premises, (iii) the Premises are in good and sanitary order, and
(iv) all work to be performed by Landlord has been satisfactorily completed except for those minor items which Landlord and Tenant shall agree require further completion and which items shall be incorporated into a punch list executed by Landlord and Tenant prior to the date of delivery of possession to Tenant. Landlord shall use reasonable efforts to cause the items listed on the punch list to be completed within a reasonable time. Neither Landlord nor any agent of Landlord has made any promise, representation or warranty respecting the Premises, the Building or the Project, or their suitability for the conduct of Tenant's business unless otherwise set forth in this Lease or its exhibits, and any statement which may have been made by Landlord or any agent of Landlord is expressly disclaimed and is not being relied upon by Tenant.

            Notwithstanding the foregoing, Landlord represents, to the best of its property manager's actual knowledge, that Landlord has not received any written notice that the Project or the Premises is not in material compliance with all municipal ordinances and state and federal laws and statutes (including without limitation, Title 24 of the California Administrative Code) and all rules and regulations of duly constituted public authorities having jurisdiction over the Project and the Premises. Landlord further represents that as of the Commencement Date: (i) the Premises will be in broom clean condition; (ii) the electrical, mechanical, HVAC, plumbing, elevator and sewer serving the Premises will be in good operating condition and repair; and (iii) the roof of the Building will be in good condition and water tight. If a breach of the foregoing representations of Landlord exists, then Tenant shall deliver written notice to Landlord setting forth in reasonable detail a description of such breach within ninety (90) days following the Commencement Date, and Landlord shall, as Tenant's sole and exclusive remedy, rectify the same at Landlord's expense; provided, however, that Landlord's obligation hereunder shall only be applicable if (a) Tenant timely (i.e., within 90 days of the Commencement Date of this Lease) delivers the detailed notice of such breach to Landlord as described above, (b) such non-compliance does, in fact, constitute a breach of the foregoing representations, and (c) with respect only to the representation of Landlord set forth in the first sentence of this paragraph and not to the representations in the succeeding sentences, such non-compliance is required to be rectified by a governmental authority with jurisdiction over the Building. Landlord shall have no obligation to rectify any breach of any of the foregoing representations if the breach of the representation at issue results from the actions or inactions of Tenant, its agents, representaives, contractors, customers, invitees or licensees.

ARTICLE 4. RENT.

            4.1 Basic Rent. Tenant shall pay to Landlord the Monthly Basic Rent for the Premises set forth in the Basic Lease Provisions. Tenant's obligation to pay rent shall begin on the Commencement Date and shall continue through the expiration or earlier termination of the Lease. The Monthly Basic Rent shall be paid in advance on or before the first day of each calendar month during the Term; for any partial month, rent shall be prorated based on the actual number of days in the month and shall be payable in advance. The rent payable for the first month of the Term shall be payable upon execution of this Lease by Tenant. Rent shall be payable without notice, demand, reduction or set-off in lawful money of the United States of America to Landlord or its agent at the address set forth in the Basic Lease Provisions, or to such other person or such other place as Landlord may from time to time notify Tenant.

            4.2 Adjustment to Annual Basic Rent. Intentionally Omitted.

            4.3 Late Charges. If Tenant fails to pay any installment of rent or other payment due under this Lease within five (5) days after the date due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay rent or any other charges when due hereunder to compensate Landlord for the extra cost incurred as a result of such late payment. The parties agree that the late charge represents a fair and reasonable estimate of the administrative, processing and accounting costs that Landlord will incur as a result of a late payment by Tenant. The late charge shall be deemed to be rent, and the right to require it shall be in addition to all of Landlord's other rights and remedies for a payment failure of Tenant, including the right to charge interest on the past due amount.

ARTICLE 5. ADDITIONAL RENT.

            5.1 Obligations to Pay Additional Rent.

                  5.1.1 Tenant's Share. In addition to the Monthly Basic Rent and other sums to be paid by Tenant to Landlord, Tenant shall pay to Landlord as additional rent the amount by which Tenant's share of Operating Expenses (defined below) for any calendar year or part thereof during the Term exceeds Tenant's Operating Expense Base Amount (defined below).

                  5.1.2 Tenant's Operating Expense Base Amount. If an Expense Stop Base is set forth in the Basic Lease Provisions, Tenant's Operating Expense Base Amount shall be equal to such amount multiplied by the Rentable Area of the Premises, and if instead a Base Year is set forth in the Basic Lease Provisions, Tenant's Operating Expense Base Amount shall be equal to Tenant's Building Expense Percentage of the Operating Expenses for the Base Year. Tenant's share of Operating Expenses shall be an amount equal to the product of the Operating Expenses multiplied by Tenant's Building Expense Percentage. If any part of the Term begins or ends on any day other than the first or last day of a calendar year, respectively, the annual Operating Expenses and the Tenant's Operating Expense Base Amount shall be prorated for such partial year on a daily basis using a 30 day month and 360 day year to determine the amount of additional rent due to Landlord. If a Base Year is set forth in the Basic Lease Provisions, the following additional provisions shall be applicable: (a) Tenant's Operating Expense Base Amount shall be determined on one occasion only in conjunction with Landlord's annual statement of Operating Expenses for the Base Year issued to Tenant pursuant to Section 5.2 of this Lease; (b) any challenge by Tenant to Landlord's determination of Tenant's Operating Expense Base Amount must be made within the time period set forth in Section 5.2 of this Lease for challenging the annual statement of Operating Expenses for the Base Year; and (c) once Tenant's Operating Expense Base Amount has been so determined, (1) the determination shall be final and conclusive upon Landlord and Tenant, and (2) Landlord and Tenant will promptly following the request of either party execute an amendment to this Lease setting forth Tenant's Operating Expense Base Amount, although any failure to execute any such amendment shall not affect the determination of Tenant's Operating Expense Base Amount or Landlord's right to collect additional rent in accordance with this Article 5.

                  5.1.3 Estimated Operating Expenses. Landlord may make a reasonable estimate of Operating Expenses projected for each calendar year and may revise such estimates no more than two (2) times during the calendar year. If Landlord notifies Tenant that Landlord's estimate (or any revised estimate) of Operating Expenses would result in an obligation of Tenant to pay additional rent, then upon request by Landlord, Tenant shall pay one-twelfth (1/12) of such estimated additional rent on the first day of each month together with the Monthly Basic Rent. If Landlord so notifies Tenant after the commencement of a calendar year, then with the next

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payment of Monthly Basic Rent due, Tenant shall also pay to Landlord one-twelfth
(1/12) of such estimated additional rent for each month of such calendar year which has already elapsed.

            5.2 Annual Statement.

                  5.2.1 Delivery of Annual Statement. Landlord shall provide Tenant with an annual statement showing Tenant's share of the annual Operating Expenses for the prior calendar year. Landlord shall use reasonable efforts to deliver the annual statement within one hundred twenty (120) days after the end of the calendar year; however, the failure of Landlord to deliver the annual statement within such period shall not impair or constitute waiver of Tenant's obligations to pay additional rent or cause Landlord to incur any obligation for damages. If the additional rent due for the calendar year exceeds any amounts paid by Tenant as estimated additional rent for such calendar year, Tenant shall pay such excess to Landlord within twenty (20) days of receipt of Landlord's statement. If the estimated additional rent paid for a calendar year exceeds Tenant's obligation shown on the annual statement, Tenant shall receive a credit against monthly installments of rent next coming due. If no further sums of rent are or will become due against which the excess can be credited, then, subject to offset at Landlord's election against other sums owed by Tenant, Landlord shall pay such excess to Tenant within twenty (20) days after delivery of the annual statement. If Landlord has not required Tenant to pay installments of estimated additional rent, Tenant shall pay Landlord any sum of additional rent due within twenty (20) days after delivery of any statement by Landlord reflecting the amount of overall additional rent. All obligations to pay additional rent and/or the obligation of Landlord to credit or reimburse Tenant for any excess payment of estimated additional rent shall survive the termination of this Lease.

                  5.2.2 Tenant's Limited Right to Dispute Annual Statement. Tenant's sole right to challenge, question, dispute or otherwise object to the amount of Tenant's additional rent due under this Article 5 for a calendar year or portion thereof during the Term shall be as set forth in this Section 5.2.2. In order to question, challenge, dispute or otherwise object to the amount shown on the annual statement as the annual Operating Expenses, any particular amount or component thereof, Tenant's additional rent or any other thing or matter relating thereto, Tenant must (a) not be in default beyond any applicable notice and cure periods under any of the terms of this Lease, and (b) deliver to Landlord on or before sixty (60) days after delivery to Tenant of the annual statement of Operating Expenses (the "Objection Period") notice specifying the items which are challenged, questioned or disputed (an "Objection Notice"). Except for those issues raised in an Objection Notice delivered to Landlord on or before expiration of the Objection Period, Tenant waives and relinquishes the right to question, challenge, dispute or otherwise object to the amount shown on the annual statement as the annual Operating Expenses, any particular amount or component thereof, Tenant's additional rent or any other thing or matter relating thereto at any time after expiration of the Objection Period. If Tenant timely delivers an Objection Notice, Tenant shall then have a period of sixty
(60) days (the "Inspection

Period") in which to have an inspection of Landlord's records relating to the issues raised in the Objection Notice conducted by a Qualified Person (as defined below) during business hours upon reasonable notice to Landlord; provided, however, that Landlord may refuse to permit Tenant to inspect any records containing details of employee compensation or other information considered by Landlord to be confidential or proprietary in nature, and Landlord may instead provide to Tenant such certifications regarding the amounts contained therein as Landlord shall deem appropriate under the circumstances. If Tenant has conducted an inspection of Landlord's records relating to the issues raised in the Objection Notice by a Qualified Person, Tenant may on or before expiration of the Inspection Period deliver notice to Landlord of any issues set forth in the Objection Notice which Tenant continues to challenge (the "Challenge Notice"), in which case a certification as to proper amount shall be made, at Tenant's expense, by Landlord's independent certified public accountant, which certification shall be final and conclusive. If on or before expiration of the Inspection Period, Tenant fails either to conduct an inspection of the records or to deliver a Challenge Notice to Landlord, Tenant shall be deemed to have waived its objections raised in the Objection Notice and shall have no further right to question, challenge, dispute or object to the amount shown on the annual statement as the annual Operating Expenses, any particular amount or component thereof, Tenant's additional rent or any other thing or matter relating thereto. A "Qualified Person" means an accountant or other person experienced in accounting for income and expenses of office buildings engaged solely by Tenant on terms which do not entail any compensation based or measured in any way upon any savings in additional rent or reduction in Operating Expenses achieved through the inspection process. Notwithstanding any question, dispute, challenge or objection of Tenant, Tenant shall pay the amount claimed by Landlord to be due as and when provided for in this Article 5, pending the resolution of Tenant's question, challenge, dispute or objection, and Tenant waives any right it may otherwise have to raise the existence of any such question, challenge, dispute or objection as a defense to its payment obligation. If the audit by the independent certified public accountant shows that Operating Expenses are overstated by more than five percent (5%), then Landlord agrees to pay the costs of such audit, not to exceed Five Thousand and 00/100 Dollars ($5,000.00) per audit. If the audit reveals that Tenant has overpaid Operating Expenses, Landlord shall reimburse to Tenant within thirty
(30) days following Landlord's receipt of the audit results the amount of Operating Expenses which Tenant has overpaid. If the audit reveals that Tenant has underpaid Operating Expenses, Tenant shall pay to Landlord within thirty
(30) days following Tenant's receipt of the audit results the amount of Operating Expenses which Tenant has underpaid.

                  5.2.3 Confidentiality. Tenant shall keep strictly confidential and shall cause the Qualified Person inspecting Landlord's records on behalf of Tenant to keep strictly confidential the information in Landlord's records, any compilations, comparisons, summaries or other work product prepared by Tenant or such persons based upon any inspection of Landlord's records and any adjustments to Operating Expenses or Tenant's share of Operating Expenses made by Landlord based upon any such inspection and any discussions or negotiations between Landlord and Tenant regarding same. The information in Landlord's records and any compilations, comparisons, summaries or other work product prepared by or for Tenant based thereon shall be used solely for the purpose of evaluating the accuracy of the annual statement of Operating Expenses. Tenant shall deliver to Landlord copies of any such compilations, comparisons, summaries or other work product within five (5) business days after delivery to Tenant of Landlord's request therefor. As a condition upon Tenant's right to make an inspection, Landlord may require that Tenant and its Qualified Person execute a separate confidentiality agreement in favor of Landlord reflecting the foregoing, but the confidentiality requirements set forth above shall be binding upon Tenant, whether a separate confidentiality agreement is required.

            5.3 Operating Expenses.

                  5.3.1 Definition. Subject to the adjustments set forth in
Section 5.3.2 and the exclusions set forth in Section 5.3.3, "Operating Expenses" of the Project mean all costs and expenses paid or incurred by Landlord in connection with the ownership, operation, management, security, maintenance, repair, replacement and restoration of the Project, including the parking facilities and Common Areas. Without limiting the generality of the foregoing, Operating Expenses include the following:

                        5.3.1.1 All costs and expenses of utilities furnished to the Project including all costs and expenses attributable to supply of electrical service, water and sewage service, natural gas, cable television or other electronic or microwave signal reception, telephone service or other communication, steam, heat, cooling or any other service which is now or in the future considered a utility furnished to the Project (collectively, the "Utility Services").

                        5.3.1.2 All real property taxes (collectively, "Tax Expenses") which shall include (i) any form of tax or assessment, license fee, license tax, tax or excise on rent or any other levy, charge, expense or imposition made or required by any governmental authority on any interest of Landlord and/or Tenant in the Premises, the Building or the remainder of the Project, including the underlying real property and appurtenances; (ii) any fee for services charged by any governmental agency or quasi-governmental agency for any services such as fire protection, street, sidewalk and road maintenance, refuse collection, school systems or other services provided or formerly provided to property owners and residents within the general area of the Project at no cost or minimal cost; (iii) any governmental impositions allocable to or measured by the area of the Premises or the amount of any rent payable under this Lease, including any tax on gross receipts or any excise tax or other charges levied by any governmental authority on rent or the possession, leasing, operation, maintenance, alteration, repair, use or occupancy of the Premises;
(iv) any impositions by any governmental authority of a recurring nature on this Lease transaction; (v) any personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project or any portion thereof; (vi) any costs and expenses (including, without limitation, reasonable attorneys' fees) incurred in attempting to protest, reduce or minimize Tax Expenses; and (vii) any increase in any of the foregoing based upon construction of improvements on the Project or changes in ownership (as defined in the California Revenue and Taxation Code) of the Project. If the Tax Expenses payable on the Project for any year are calculated on a value which is less than the assessed value of the Project and are therefore less than the amount which would have been charged on the full assessed value, the Tax Expenses included in Operating Expenses for such year shall be equal to such reduced amount. Tax Expenses shall not include taxes on the Landlord's net income including state franchise taxes or any inheritance, estate, transfer or gift taxes. Tax Expenses also shall not include and Tenant shall not be required to pay any tax or assessment expense or any increase therein (i) levied on Landlord's rental income, unless such tax or assessment expense is imposed in lieu of real property taxes; or (ii) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term.

                        5.3.1.3 All costs and expenses of (a) insurance obtained by Landlord (including public liability, contractual liability, property damage, fire and extended coverage, sprinkler damage, theft, malicious mischief and vandalism, flood, rental loss, rent continuation, boiler and machinery, business interruption, earthquake, all risk coverage, and other coverages in such amounts as Landlord determines appropriate to carry in connection with ownership and operation of an office building in Los Angeles County, California, or such other insurance as may be required by any present or future lender on loans secured by the Project); (b) labor and supplies; (c) license, permit, inspection fees and other fees of governmental authorities; (d) all assessments and special assessments due to deed restrictions, declarations and/or owners associations which accrue against the Project; (e) the cost of compensation (including employment taxes, similar governmental charges and fringe benefits) with respect to all persons who perform duties in connection with management, operation, repair, landscaping, janitorial, painting, window washing and general cleaning services, security services and any other services related to the operation, maintenance or repair of the Project, whether employed by Landlord, Landlord's property manager or a third party; provided, however, that if any person employed at the Project also performs services at other projects of Landlord or Landlord's property manager, the costs of compensation of such person and related payroll expenses shall be proportionately allocated in the manner determined by Landlord between the Project and such other projects; (f) the cost of all tools and other equipment used in the cleaning, management, operation, security, maintenance and repair of the Project; (g) all costs of repainting and replacement of floor and wall coverings, walkways, ceiling tiles and fixtures in lobbies, corridors, restrooms, parking facilities and other Common Areas of the Project; (h) the costs of the following amortized (with interest) on a straight line basis in accordance with generally accepted accounting principles ("GAAP):
(1) all personal property equipment not described in (f) above, (2) signs installed by Landlord, (3) the cost of all capital improvements that have a useful life of five (5) years or less, (4) costs and expenses of a capital nature, including costs and expenses of additions to or replacements of equipment or existing improvements, made to the Project for the purposes of reducing Operating Expenses or pursuant to the requirements of any governmental authority made applicable to or first enforced against the Project after the date of this Lease, and (5) any other costs and expenses otherwise includable in Operating Expenses which Landlord in its sole discretion determines it is appropriate to amortize; (i) costs of clean-up and removal of Hazardous Materials (as hereafter defined) and any fines and penalties imposed by reason of the existence of Hazardous Materials on, in or about the Project; (j) any costs and expenses described in (a) through (i) above incurred in connection with Utility Services; and (k) the fair market rental value of the Project management office, management fees, legal expenses and accounting expenses. Interest on amortized costs and expenses shall be calculated at the interest rate which would be payable on past due sums payable by Tenant under this Lease at the time such costs and expenses are paid by Landlord.

                  5.3.2 Gross-Up. If the Building is not at least 95% occupied during any part of any calendar year, then for purposes of determining Operating Expenses for such calendar year, Landlord shall increase those costs included in Operating Expenses which vary based upon the level of occupancy of the Building to the amount of cost which in Landlord's reasonable judgment would have been incurred if the Building had been 95% occupied for the entire calendar year. The Operating Expenses for the Base Year shall at Landlord's option not include (a) any increases in expenses over previous years attributable to extraordinary circumstances arising during the Base Year and not likely to have a continuing effect beyond the Base Year, and (b) the amortized cost of any particular expenditure paid or incurred during or prior to the Base Year otherwise includable in Operating Expenses for the Base Year under Section 5.3.1.3(h)(4) above, provided that if Landlord excludes a particular amortized expenditure from Operating Expenses for the Base Year, Landlord shall not include the amortized cost of such particular expenditure in the Operating Expenses for any subsequent calendar year. If no Base Year is set forth in the Basic Lease Provisions, the foregoing sentence shall not be applicable.

                  5.3.3 Exclusions from Operating Expenses. Notwithstanding anything to the contrary set forth above in this Section 5.3, Operating Expenses shall not include the following direct costs and expenses incurred by Landlord:

                        5.3.3.1 Except as provided in Section 5.3.1.3(f)-(j) above, depreciation of or capital expenditures made in connection with the Project or any equipment therein or thereon, and payments of principal and interest on any loans secured by the Project, building permits and fees, or costs of alteration of the Project;

                        5.3.3.2 Leasing commissions and attorney's fees in connection with leases of space in the Project; and direct costs and expenses incurred by Landlord, including permit, license, inspection and space planning costs, for the design and installation of improvements and refurbishments of space for occupancy by tenants;

                        5.3.3.3 Costs incurred by Landlord for the repair of damage to the Project, to the extent Landlord is reimbursed for such costs by insurance proceeds. Any deductible amount shall be included in Operating Expenses;

                        5.3.3.4 Costs of special services provided to another tenant which are not required to be provided to Tenant under this Lease;

                        5.3.3.5 Political or charitable contributions of Landlord; and

                        5.3.3.6 Tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments or to file any tax or informational returns when due.

                        5.3.3.7 Depreciation, amortization and interest payments, except as provided herein and except on equipment, materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with GAAP, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

                        5.3.3.8 Advertising and promotional expenditures (whether for existing tenants or in order to attract new tenants), and costs of acquisition and maintenance of signs in or on the Project identifying the owner of the Project or other tenants;

                        5.3.3.9 Marketing costs, including leasing commissions, attorneys, fees (in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments), space planning costs, and other costs and expenses incurred in connection with the lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project;

                        5.3.3.10 Costs, including permit, license and inspection costs, incurred with respect to the installation of tenants' or other occupants' improvements made for tenants or other occupants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project;

                        5.3.3.11 Expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly;

                        5.3.3.12 Costs incurred by Landlord due to the violation by Landlord or any Tenant of the terms and conditions of any lease of space in the Project;

                        5.3.3.13 Management fees paid or charged by Landlord in connection with the management of the Project to the extent such management fee is in excess of the management fee customarily paid or charged by landlords of comparable Projects;

                        5.3.3.14 Salaries and other benefits paid to the employees of Landlord to the extent not otherwise customarily included in or covered by a management fee paid or charged by landlords of the comparable projects in the vicinity of the Project in connection with the management of such properties, provided that in no event shall Operating Expenses include salaries and/or benefits attributable to personnel above the level of Project manager;

                        5.3.3.15 Rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the comparable Projects in the vicinity of the Project;

                        5.3.3.16 Amounts paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

                        5.3.3.17 Landlord's general corporate overhead and general and administrative expenses;

                        5.3.3.18 Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

                        5.3.3.19 Services provided, taxes attributable to, and costs incurred in connection with the operation of the retail, restaurant, and garage operations in the Project, and any replacement garages or parking facilities and any shuttle services;

                        5.3.3.20 Costs arising from the gross negligence or willful misconduct of Landlord or its authorized agents or employees;

                        5.3.3.21 Costs arising from Landlord's charitable or political contributions;

                        5.3.3.22 Costs arising from latent defects in the structural portions of the Project;

                        5.3.3.23 Costs for sculpture, paintings or other objects of art;

                        5.3.3.24 Costs arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to Landlord and/or the Project;

                        5.3.3.25 Costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Project, costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

                        5.3.3.26 Costs incurred to remove, remedy, contain, or treat any Hazardous Material except to the extent caused or exacerbated by Tenant, its partners, shareholders, officers, directors, agents, affiliates, subtenants, assignees or invitees.

                        5.3.3.27 Any excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents or receipts).

            5.4 If in any calendar year subsequent to the Base Year (the "Adjustment Year"), the amount of Tax Expenses decreases below the amount of Tax Expenses for the Base Year as a result of a Proposition 8 reduction, then for purposes of all subsequent calendar years, including the calendar year in which such decrease in Tax Expenses occurs, Tenant's Operating Expense Base Amount shall be decreased by an amount equal to such decrease in Tax Expenses in the Adjustment Year. Conversely, if the Tax Expenses thereafter are decreased by a lesser amount during any comparison year subsequent to the Adjustment Year (the "Readjustment Year") as a result of Landlord's failure to secure a Proposition 8 reduction which is greater than or equal to the Proposition 8 reduction secured during the Adjustment Year, then for purposes of all subsequent comparison years,, including the comparison year in which such lesser decrease in Tax Expenses occurs, Tenant's Operating Expense Base Amount shall only be decreased by an amount equal to the decrease in Tax Expenses during such Readjustment Year which resulted from Landlord's failure to secure a Proposition 8 reduction greater than or equal to the Proposition 8 reduction secured during the Adjustment Year; provided that any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be included in Operating Expenses for purposes of this Lease. Landlord and Tenant acknowledge that this Section
5.4 is not intended to in any way affect (A) the inclusion in Tax Expenses of the statutory two percent (2.0%) annual increase in Tax Expenses (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion or exclusion of Tax Expenses pursuant to the terms of Proposition 13. Notwithstanding the foregoing, upon a "Reassessment," as that term is defined below, which reduces the amount of Tax Expenses, the component of Tax Expenses for the Base Year which is attributable to the assessed value of the Project under Proposition 13 prior to the Reassessment (without taking into account any Proposition 8 reductions) shall be reduced for purposes of comparison to all subsequent Expense Years (commencing with the calendar year in which the Reassessment takes place) to an amount equal to the real estate taxes based upon such Reassessment. A "Reassessment" shall mean the consummation of any sale, refinancing, or change in ownership of the Building to the extent that in connection therewith and as a result thereof, the Building is reassessed for real estate tax purposes by the appropriate governmental authority pursuant to the terms of Proposition 13 (as adopted by the voters of the State of California in the June 1978 election).

            5.5 Taxes on Tenant's Personal Property. Before delinquency, Tenant shall pay all taxes levied against any personal property located in or about the Premises. If any taxes on Tenant's personal property are levied against Landlord or Landlord's property or if the assessed value of the Project is increased by the value of such personal property, Tenant shall pay to Landlord the amount of such taxes within twenty (20) days after delivery of notice of such amount by Landlord.

            5.6 Excess Taxes on Tenant Improvements. If the Tenant Improvements in the Premises, whether installed and/or paid for by Landlord or Tenant, are assessed for real property tax purposes at a valuation higher than the valuation at which building standard tenant improvements are assessed, the real property taxes levied against the Project by reason of such excess assessed valuation as reasonably determined by Landlord may at Landlord's option be deemed to be taxes levied against Tenant's personal property governed by Section 5.5.

ARTICLE 6. SECURITY DEPOSIT.

            Concurrently with the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit in the amount set forth in the Basic Lease Provisions as security for the payment and performance of Tenant's obligations under this Lease. If Tenant performs all of its obligations under this Lease and pays all sums due Landlord, Landlord shall return the Security Deposit, or balance thereof then held by Landlord, without interest, to Tenant within two weeks after Landlord recovers and accepts possession of the Premises. If Tenant defaults, Landlord may, after the expiration of any applicable notice and cure period, at its option and without notice, apply all or any part of the Security Deposit in payment of rent or to cure any other default. If Landlord does so, Tenant shall, upon notice of such application, deposit with Landlord the amount so applied so that Landlord will have on hand at all times during the Term the full Security Deposit. Landlord shall not be required to pay interest on the Security Deposit to Tenant or to hold the Security Deposit as a separate account, but may commingle it with Landlord's other funds. In the event of a sale or other disposition of the Premises, Landlord shall transfer the Security Deposit to the new owner and deliver to Tenant the notice required by Section 1950.7 of the Civil Code of California; in addition, the new owner shall assume Landlord's liability with respect to the Security Deposit. Thereafter, Landlord shall be released by Tenant from all responsibility for returning the Security Deposit, and Tenant shall look solely to the new owner for return of the Security Deposit. If Tenant assigns this Lease, Tenant's rights in the Security Deposit shall be deemed to be assigned to the assignee, such Security Deposit shall be held by Landlord as a Security Deposit made by the assignee and Landlord shall have no further responsibility for return of the Security Deposit to Tenant.

ARTICLE 7. USE.

            7.1 Use in General. Tenant may use the Premises for the use set forth in the Basic Lease Provisions, subject to the limitations set forth elsewhere in this Lease, and shall not use or permit the Premises to be used for any other purpose without Landlord's prior written permission, which Landlord may give, deny or condition in Landlord's sole and absolute discretion. Tenant is not granted the exclusive right to such use in the Project. Tenant shall not use or occupy the Premises in violation of law. Upon notice from Landlord, Tenant shall discontinue any use of the Premises declared by any governmental authority to be a violation of law. Tenant shall comply with any direction of any governmental authority which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord respecting the Premises or use or occupation thereof. Tenant shall comply with all recorded covenants, conditions and restrictions now or hereafter affecting the Project. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any insurance covering the Project and/or property located therein and shall comply with all requirements of any fire rating bureau or any other organization performing a similar function. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for any insurance policy by reason of Tenant's failure to comply with the provisions of this Article. If Landlord requests Tenant to designate fire wardens or other responsible persons from among the persons regularly located at the Premises, Tenant shall make such persons available at reasonable times for training, briefing and drills. Additionally, Tenant shall not (a) do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, (b) use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, (c) cause, maintain or permit any nuisance in, on or about the Premises, (d) commit or permit any waste in or upon the Premises, or (e) do anything or permit anything to be done in or about the Premises which is inconsistent with the operation of a first-class building. Tenant shall not be required to comply with any rule or regulation unless the same applies non-discriminatorily to all occupants of the Project, does not unreasonably interfere with Tenant's use of, access to or parking at the Premises, and does not materially increase the obligations or decrease the rights of Tenant under the Lease. Tenant shall have access to the Premises twenty-four (24) hours a day, three hundred sixty-five (365) days a year.

            7.2 Conduct of Business by Tenant. Tenant shall not use any portion of the Premises for: (a) product display activities (such as those of a manufacturer's representative) other than those that are ancillary to office use or other uses specifically permitted hereunder; (b) offices of agencies of foreign governments or political subdivisions thereof; (c) any local, state or federal government offices; (d) data processing concerns, not including data processing activities ancillary to office use or other uses specifically permitted hereunder; (e) health care professionals other than those present only to provide physical examinations or emergency care to employees of Tenant; (f) schools or other training, educational or instructional uses other than those ancillary to office use or other uses specifically permitted hereunder; (g) clerical support services other than those which are ancillary to an otherwise permitted use; (h) "executive suite" type uses where office suites are maintained for individual rental with common services provided by Tenant or a subtenant; (i) reservation centers for airlines or travel agencies; (j) retail or restaurant areas other than an executive or employee dining room facility otherwise permitted by this Lease to provide service to persons occupying the Premises for an otherwise permitted use; (k) communications firms such as radio or television studios, or (l) personnel agencies.

            7.3 Hazardous Materials.

                  7.3.1 Restrictions on Use. Tenant shall not (a) use, store, treat or dispose of any Hazardous Material (defined hereafter) on, under or at the Premises or the Project, except for the lawful use, storage and disposal of de minimis quantities of Hazardous Material contained in office supplies typically in use in similar offices; or (b) cause or allow any material with asbestos, polychlorinated biphenyls (PCBs) or formaldehyde or other Hazardous Materials to be incorporated into any improvements or alterations which it makes or causes to be made to the Premises. Tenant shall not take any remedial action related to Hazardous Materials located in or about the Premises or the Project and shall not enter into a settlement, consent decree or compromise in response to any claim related to Hazardous Materials without first notifying Landlord in writing of Tenant's proposed action and affording Landlord a reasonable opportunity to appear, intervene or otherwise participate in any discussion or proceeding for the purposes of protecting Landlord's interest in the Premises and the Project.

                  7.3.2 Notification. Tenant shall immediately notify Landlord in writing of: (i) any governmental action instituted or threatened with regard to Hazardous Materials involving the Premises or the Project; (ii) any claim made or threatened by any person against Tenant, Landlord, the Premises or the Project related to any Hazardous Materials; (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials at or removed from the Premises or the Project; and (iv) any release of Hazardous Materials that occurs on or from the Premises.

                  7.3.3 Definition. "Hazardous Material" means any hazardous, harmful, odorous, radioactive, toxic or dangerous waste, substance or material, including any hazardous or toxic substance or waste or any pollutant or contaminant defined as such in (or for purposes of) any environmental laws as are now or at any time hereafter may be in effect, and asbestos, polychlorinated biphenyls, formaldehyde and hydrocarbons. This Section shall extend to Tenant's use, storage, treatment and disposal of any and all such Hazardous Materials whether such substance was defined, recognized or known or suspected of being hazardous, toxic, dangerous or wasteful at the time of any act or omission by Tenant in violation of this Lease.

                  7.3.4 Tenant Not Responsible. Under no circumstance shall Tenant be liable for any Hazardous Material present at any time in, on or about the Building, the Project, or the soil, air, improvements, groundwater or surface water thereof, or the violation of any environmental law, except if any of the foregoing results from the acts or omissions of Tenant or its agents, contractors, guests, invitees, employees, stockholders, directors, successors, representatives and assigns.

ARTICLE 8. CONDITION OF PREMISES.

            8.1 Tenant's Obligations to Maintain. Tenant shall, at Tenant's sole cost, keep the Premises in good, clean and sanitary order and make any necessary repairs to keep and maintain the Premises in substantially the same condition as on the Commencement Date, subject to any permitted alterations and ordinary wear and tear, including the repair or restoration of any damage however caused. Tenant shall reimburse Landlord for the cost of any repair to the Project required as a result of any misuse or neglect committed or permitted by Tenant or by any subtenant, agent, employee or contractor of Tenant; provided, however, if the cost paid by Tenant exceeds the applicable deductible amount on any property insurance maintained by Landlord and Landlord is able to collect such excess from its insurer, Landlord shall reimburse such excess amount, less costs of collection, to Tenant. If Tenant does not make repairs promptly and adequately or fails to maintain the Premises as required by this Section within ten (10) days after delivery of notice of any deficiency by Landlord [or if such deficiency cannot be reasonably corrected within ten (10) days and Tenant shall not commence to correct such deficiency within such ten (10) day period and diligently pursue completion of such correction], then in addition to any other rights and remedies of Landlord, Landlord may, but shall not be required to, perform such repairs or maintenance, and any amounts expended by Landlord shall be reimbursed by Tenant to Landlord together with a 10% overhead charge upon demand; provided, however, that if in Landlord's judgment, there is an emergency, Landlord may perform the repairs prior to delivery of notice to Tenant or expiration of Tenant's cure period. Performance of the repairs or maintenance work by Landlord shall not cure Tenant's default. If Landlord performs such repairs or maintenance on Tenant's behalf, Landlord shall not be liable to Tenant for any loss or damage that may accrue to Tenant's business, personal property, trade fixtures and/or records and data resulting from such repair or maintenance. Entry by Landlord to pursue repair or maintenance shall not be deemed an actual or constructive eviction and shall not entitle Tenant to any abatement or reduction of rent. Tenant shall notify Landlord in writing promptly upon discovery of any damage, defect or malfunction of any structural or mechanical portions of the Building which Landlord is required to repair and maintain pursuant to Article 9 of this Lease. For purposes of establishing under this Lease the respective rights and obligations of Landlord and Tenant for maintenance, repair, restoration and replacement, the Premises shall be deemed to include the following (collectively, the "Interior Improvements"): the inside faces of perimeter walls, demising walls and column covers, including in each case the drywall; all paint and wall coverings; rubber bases; all carpet and floor coverings; ceiling grid system and ceiling tiles; all interior partitions; all cabinets and wood work; work stations; plumbing fixtures (other than those in the restrooms included in the base, shell and core of the Building); kitchen appliances and other tenant improvements not a part of the base, shell and core of the Building.

            8.2 Condition Upon Surrender. Upon expiration or earlier termination of this Lease, Tenant at its cost shall remove from the Premises all movable furniture and movable personal property and promptly repair any damage to the Premises or the Project caused by such removal. Tenant shall not remove any wall covering, floor covering, shelving, cabinet units (whether for storage, for library purposes or for any other purpose), or other improvements affixed to the Premises, whether installed by Landlord or Tenant at its expense and whether as part of the Tenant Improvements or alterations made by Tenant with or without Landlord's consent, unless requested to do so by Landlord. At any time within fifteen (15) days prior to expiration of the scheduled Term, or within a reasonable time promptly after any other termination of this Lease, Landlord may demand that Tenant remove from the Premises any alterations, additions, improvements, fixtures, equipment, shelving, cabinet units or other personal property designated by Landlord to be removed; provided, however, that Landlord cannot require Tenant to remove the initial Tenant Improvements, unless Landlord reserved the right to require such removal at the time of its approval of the installation thereof. In such event Tenant shall complete such removal (including the repair of any damage caused by such removal) entirely at its own expense and within fifteen (15) days of Landlord's demand. All repairs required by Tenant in this Section shall be performed in a manner satisfactory to Landlord, and shall include the following: cap all plumbing, cap all electrical wiring, repair all holes in walls, restore damage to the floors and/or ceiling, repair any other cosmetic damage, and clean the Premises. If Tenant fails to remove from the Premises all of its personal property (together with any other items requested by Landlord to be removed in accordance with this Section) prior to the expiration or earlier termination of this Lease, Landlord may, at its option, (i) treat Tenant as a holdover in which event Article 24 of this Lease shall apply or (ii) handle the items in accordance with applicable laws.

            Unless Landlord demands otherwise, upon expiration of the Term, Tenant shall surrender to Landlord the Premises in the same condition as the Premises were upon delivery of possession to Tenant, broom clean, subject to ordinary wear and tear, condemnation and casualty damage and Alterations which Tenant is not required to remove; shall surrender all keys to Landlord at the place then fixed for the payment of rent; and shall inform Landlord of all combinations of locks, safes and vaults, if any, on the Premises. Within ten
(10) days after Landlord's request following expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord an instrument in recordable form releasing, remising and quitclaiming to Landlord all right, title and interest of Tenant in the Premises by reason of this Lease or otherwise.

ARTICLE 9. MAINTENANCE AND REPAIRS BY LANDLORD.

            Landlord shall repair and maintain the structural and mechanical portions of the Building, including basic plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord, and Landlord shall keep all Common Areas in good, clean and sanitary order; provided, however, that if maintenance and repairs are caused in part or in whole by the act, neglect or omission of any duty by Tenant, its agents, servants, employees or invitees, then Tenant shall, within twenty (20) days after demand, pay to Landlord, as additional rent, the reasonable cost of such maintenance and repairs. If the cost paid by Tenant exceeds the applicable deductible amount on Landlord's property insurance and Landlord is able to collect such excess from its insurer, Landlord shall reimburse such excess amount, less costs of collection, to Tenant. Tenant waives the provisions of Sections 1932, 1941 and 1942 of the Civil Code of California or any similar or successor statutes to the fullest extent permitted by law. Tenant shall not be entitled to terminate this Lease, whether based upon actual or constructive eviction or otherwise, withhold or abate rent, make any repair and deduct the cost of repair from rent payable under this Lease, or be relieved of any obligation under this Lease, if Landlord fails to make a repair or perform maintenance. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance, except as provided in the final sentence of this Article, and Landlord shall not have any liability by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures and equipment therein. Tenant's sole remedy for breach of this Article by Landlord shall be an action for damages as provided for in and limited by Section 17.6 of this Lease.

            Landlord shall perform and construct, and Tenant shall have no responsibility to perform or construct (but may have an obligation to pay, as set forth elsewhere in this Lease), any repair, maintenance or improvements (a) necessitated by the acts or omissions of Landlord or any other occupant of the Building, or their respective agents, employees or contractors, (b) occasioned by casualty loss, acts of God or other casualty or by the exercise of the power of eminent domain, (c) required as a consequence of any violation of any laws or construction defects in the Premises, the Building or the Project as of the Commencement Date, (d) for which Landlord has a right of reimbursement from others, (e) which could be treated as a "capital expenditure" under GAAP, (f) to the heating, ventilating, air conditioning, electrical, water, sewer, and plumbing systems serving the Premises, the Building and the Project, and (g) to any portion of the Building or the Project outside of the demising walls of the Premises.

ARTICLE 10. ALTERATIONS.

            10.1 Landlord's Consent. Tenant shall make no alterations, additions or improvements (an "Alteration") in or to the Premises, without Landlord's prior written consent. So long as the Alteration is nonstructural, is not visible from the exterior of the Building, does not involve any work above the dropped ceiling of the Premises and does not affect any Building systems or their operation, Landlord's consent shall not be unreasonably withheld. If Tenant desires to make any Alteration, Tenant shall submit detailed plans, specifications and an itemized budget for making the Alteration. Tenant shall pay to Landlord all reasonable costs incurred by Landlord for any architectural, engineering, supervisory or legal services in connection with the Alteration, including its review of the plans, specifications and budget for purposes of determining whether to consent. Landlord may impose any reasonable conditions and requirements to any consent as Landlord shall in its discretion deem to be necessary, including the hours when work may be performed and insurance and bonding requirements. Any approved Alteration shall be made only by contractors reasonably approved by Landlord. The review, approval, inspection or examination by Landlord or any of its agents of any plans, specifications, contractors or any other items shall be solely for Landlord's benefit and to protect its interests, and neither Landlord nor its agents shall be deemed to have assumed any responsibility for the quality of work of any contractor or the accuracy, sufficiency, quality or suitability of such plans, specifications or other items. Tenant shall construct such Alterations in a good and workmanlike manner and shall comply with all applicable laws and requirements of governmental authorities and any insurance rating bureau or similar body used by Landlord's insurers. Before commencing any work, Tenant shall deliver to Landlord at least ten (10) days notice of the proposed commencement of such work, so that Landlord may post and record a notice of nonresponsibility. All Alterations, including all wall coverings, floor coverings, built-in cabinet work, paneling and the like, shall become the property of Landlord and remain upon the Premises at the end of the Term, except to the extent Landlord requires Tenant to remove them pursuant to Article 8.

            10.2 Base Building Changes. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the "Base Building," as that term is defined below, then Landlord shall, at Tenant's expense, make such changes to the Base Building. The "Base Building" shall include the structural portions of the Building, and the public restrooms and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant's obligations under Article 11 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project management office a reproducible copy of the "as built" drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

            10.3 Payment for Improvements. If payment is made directly to contractors, Tenant shall comply with Landlord's requirements for final lien releases and waivers in connection with Tenant's payment for work to contractors. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord a percentage of the cost of such work sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work.

            10.4 Construction Insurance. In addition to the requirements of
Article 14 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 14 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

            10.5 Nonstructural Alterations; Miscellaneous. Tenant may construct nonstructural Alterations, in the Premises without Landlord's prior approval (but with at least 10 days prior notice to Landlord), if the cost of such work does not exceed $20,000. If Landlord's consent is required for an Alteration and Landlord does not notify Tenant in writing of its approval or disapproval within twenty (20) days following Tenant's request for approval, then Landlord shall be deemed to have approved the proposed Alteration. Upon request, Landlord shall advise Tenant in writing whether it reserves the right to require Tenant to remove any Alterations from the Premises upon termination of the Lease.

ARTICLE 11. LIENS.

            Tenant shall keep the Premises and the Project free from any mechanic's liens placed upon the Premises or Project by any reason of any repairs, Tenant Improvements or Alterations contracted for or initiated by Tenant. If any such mechanic's lien is recorded against the Premises or Project, Tenant shall at its expense cause it to be discharged by bond or otherwise within ten (10) days after the recording thereof. Tenant shall, promptly upon the request of Landlord, provide Landlord with executed and acknowledged full and unconditional lien releases in recordable form and paid receipts from any person entitled to record a mechanic's lien furnishing labor and/or materials in connection with any work on the Premises, as well as any other evidence (including title searches) required by Landlord to demonstrate that there are no liens affecting Landlord or any property of Landlord by reason of such work. Any amount paid by Landlord to discharge or bond around any liens shall be payable by Tenant to Landlord upon demand. Tenant shall promptly inform Landlord of the recording or threat of recording of any mechanic's lien upon the Premises or Project arising from or connected with Tenant's activities.

ARTICLE 12. ENTRY BY LANDLORD.

            Landlord shall at any and all times have the right to enter the Premises for any business purpose, including (a) inspections, (b) supplying janitorial service and any other service to be provided by Landlord to Tenant under this Lease, (c) showing the Premises to interested parties, (d) posting notices of nonresponsibility, and (e) altering, improving or repairing the Premises or any other portion of the Building, all without such entry constituting any actual or constructive eviction of Tenant and without abatement of rent. Except in the case of the entries described in (b) above and in emergencies, Landlord shall endeavor to give Tenant reasonable advance notice by telephone or otherwise of its entries into the Premises. Landlord may erect scaffolding and other necessary structures in and about the Premises where reasonably required by the character of the work to be performed, provided that Landlord shall use reasonable efforts to minimize interference with Tenant's business. Tenant waives any claim for damages, for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss in, upon and about the Premises. Landlord shall at all times have a key with which to unlock all doors in the Premises, excluding Tenant's vaults and safes. Landlord may use any and all means which Landlord may deem proper to enter the Premises in an emergency. Any entry to the Premises obtained by Landlord by any of such means shall not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant.

ARTICLE 13. UTILITIES AND SERVICES.

            Landlord shall furnish to the Premises the utilities and services described in the Standards for Utilities and Services, attached hereto as Exhibit C. Tenant agrees to perform and be bound by all of the provisions of Exhibit C. Charges for any services, goods or materials furnished by Landlord at Tenant's request and charges for services, goods and materials furnished by Landlord as a result of uses or demands by Tenant in excess of those normally furnished to other tenants in the Building with general office usage may be billed to Tenant on its monthly rental statement and if so billed, shall payable by Tenant together with its rent (or if not billed on the monthly rental statement, the charges shall be payable within twenty (20) days after Landlord delivers a statement for such services, goods or materials to Tenant). Interruption of utilities or services (including telephone and telecommunications services) or Landlord's failure to furnish any of such utilities or services when such interruption or failure is caused by (i) accident, breakage or repairs, (ii) strikes, lockouts or other labor disturbance or labor dispute of any character, (iii) governmental regulation, moratorium or other governmental action, (iv) inability despite the exercise of reasonable diligence to obtain electricity, gas, water or fuel, (v) limitation, rationing, curtailment or restriction on the use of water, electricity, gas, heating, cooling or other forms of service or utility provided to the Premises or the Building or (vi) any other cause beyond Landlord's reasonable control, shall not give rise to a claim for damages against Landlord or otherwise result in any liability to Landlord. In addition, Tenant shall not be entitled to any offset, abatement or reduction of rent by reason of such failure, no actual or constructive eviction of Tenant shall result from such failure and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of such failure. In the event of any failure, stoppage or interruption thereof, Landlord shall diligently attempt to resume service promptly. Tenant's sole remedy for breach of this Article by Landlord shall be an action for damages, as provided for and limited by Section 17.6 of this Lease.

            If Tenant is prevented from using, and does not use, the Premises or any portion thereof, or if Tenant's ability to conduct its business operations from the Premises is materially impaired, as a result of any failure to provide services to the Premises, and such failure did not result from a casualty covered by Article 15 below and was not caused directly or indirectly by an act or omission of Tenant, its employees, agents or visitors, guests, invitees or licensees (a "Services Failure Event"), then Tenant shall give written notice of such Services Failure Event to Landlord. If the Services Failure Event continues for seven (7) consecutive business days (the "Services Failure Period") after Landlord's receipt of Tenant's written notice, then Rent shall be abated or reduced after expiration of the Services Failure Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises, provided that Rent shall be abated completely if the portion of the Premises that Tenant is prevented from using, and does not use, is so significant as to make it impractical for Tenant to conduct its business in the Premises and Tenant does not, in fact, for that reason, conduct its business in the Premises.

ARTICLE 14. INDEMNITY AND INSURANCE.

            14.1 Tenant's Indemnity and Landlord's Indemnity.

                  14.1.1 Tenant shall protect, defend, indemnify and hold Landlord, its partners, shareholders, officers, directors, trustees, employees, agents, affiliates, representatives and management and other contractors (collectively, "Landlord's Affiliates") harmless from and against any and all claims, demands, judgments, loss, cost, expense, liability, damages, whether general, special, consequential or incidental, or injury to property or persons, resulting from or occurring by reason of: (a) the use, occupancy or nonoccupancy of the Premises or the actions or inactions, whether negligent, of Tenant and/or any subtenant, and their agents, officers, employees, contractors, customers, invitees or licensees, (b) any mechanic's liens placed on the Premises or Project arising out of any repairs, Tenant Improvements or Alterations contracted for or initiated by Tenant, (c) any default or breach of this Lease by Tenant (beyond any applicable notice and cure period), (d) to the extent caused or allowed by Tenant, or any agent, employee, contractor, invitee or licensee of Tenant, the presence on, under or the release from, onto or into the Premises, the Project, any land, the atmosphere, or any watercourse, body of water or ground water of any Hazardous Material, and/or (e) the failure of Tenant or any other occupant to surrender possession of the Premises upon the expiration of the Term, either due to Tenant's failure to timely perform its obligations for removal and repair of personal property or any other reason, which indemnity shall include any claims made by any succeeding tenant founded upon such delay; provided, however, that Tenant shall not be obligated to so indemnify Landlord or any of Landlord's Affiliates to the extent any such matters arise from or are caused by the willful misconduct or gross negligence of Landlord or any of Landlord's Affiliates each acting within the scope of their authority on behalf of Landlord. If Tenant is required to defend Landlord, Landlord shall be entitled to select its own defense counsel, and Tenant shall pay on behalf of, or to, Landlord all reasonable defense expenses incurred by Landlord, including reasonable attorneys' fees and expenses, fees of experts and accountants and court costs. The indemnification set forth in this Section shall survive the termination of this Lease.

                  14.1.2 Landlord shall protect, defend, indemnify and hold Tenant harmless from and against any and all claims, liabilities and expenses in connection with the loss of life, bodily or personal injury or property damage at the Project or Premises to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, representatives or contractors. The indemnification set forth in this Section shall survive the termination of this Lease.

            14.2 Tenant's Insurance. Tenant shall carry, at its own expense, throughout the Term:

                  14.2.1 Liability; Worker's Compensation. Commercial general public liability insurance covering the Premises and appurtenant areas, and Tenant's use thereof, including a contractual liability endorsement (covering the performance by Tenant of its indemnity agreements), in an amount not less than $2,000,000.00 per occurrence in combined single limit and general aggregate coverage for bodily injury, or death, personal injury and property damage. Tenant shall keep in full force and effect, at its own expense throughout the Term, Worker's Compensation insurance as required by law and with employer's liability coverage of not less than $500,000.00 per employee and per occurrence. The amounts of general liability and employer's liability insurance shall be increased on the third anniversary of the Commencement Date and every third anniversary thereafter to an amount reasonably determined by Landlord as may be required, given the then current economic conditions and the size of damage awards generally, to approximate the same level of protection as was provided on the Commencement Date;

                  14.2.2 Property. Fire and extended coverage and sprinkler damage insurance covering the full replacement cost (without deduction for depreciation) of all personal property of whatever kind, including inventory and/or goods stored at or about the Premises, Tenant's trade fixtures and Tenant's interest in tenant improvements which may be at any time located in, on or about the Premises or the Project, whether owned by Tenant or third parties. All of such personal property shall be at Tenant's sole risk or at the risk of those claiming through Tenant;

                  14.2.3 Business Interruption. Business interruption insurance with coverages and in amounts which are customary for a business of the type and size operated by Tenant in or from the Premises; and

                  14.2.4 Other. Such other insurance as Landlord shall reasonably require generally of all tenants.

            14.3 Form of Insurance Policies.

                  14.3.1 General Requirements. All insurance policies required of Tenant by this Lease shall be obtained from insurers doing business in California having a rating of A-XIII or better in the current issue of "Best's Insurance Guide." All loss payable clauses on property insurance shall name Landlord (and any mortgagee of Landlord) as an additional insured. Tenant's insurance may provide for deductibles in reasonable amounts. If Tenant requests approval of a deductible, Tenant shall provide evidence of financial responsibility reasonably satisfactory to Landlord to pay the deductible amount in the event of a loss. Any policy of insurance required to be maintained by Tenant under this Lease may be maintained under a policy commonly referred to as a "blanket policy" insuring other parties and/or other locations; provided, however, that the amount of insurance and the scope and type of coverage shall conform to the requirements contained in this Lease.

                  14.3.2 Delivery of Policies. Tenant shall provide Landlord with copies of insurance policies or other evidence of such insurance coverage prior to the Commencement Date and shall provide to Landlord copies of replacement policies at least thirty (30) days prior to the date of expiration of a policy. A binder or certificate of insurance shall be sufficient evidence of insurance pending issuance of a policy; provided, however, that Tenant shall forward a copy of each policy to Landlord when issued. Such insurance policies shall (a) be on an occurrence basis and otherwise on forms reasonably acceptable to Landlord, (b) name Landlord, Landlord's Affiliates (including any management agent from time to time designated by Landlord) and any lenders of Landlord as additional insureds, (c) provide that coverage of additional insureds shall be primary and that any insurance maintained by Landlord shall be excess only, (d) provide that the interests of Landlord, Tenant and other insureds shall be severable such that the act or omission of one insured shall not avoid or reduce the coverage of other insureds, and (e) contain endorsements (i) stating that the insurer agrees to notify Landlord not less than thirty (30) days in advance of modification or cancellation thereof, (ii) deleting any employee exclusion on personal injury coverage, (iii) including employees as additional insureds, (iv) deleting any exclusion from liability caused by serving alcoholic beverages incidental to Tenant's business and (v) providing for coverage for employer's nonowned automobile liability.

            14.4 Exemption of Landlord From Liability. Except to the extent such matters both (a) arise from or are caused by Landlord's gross negligence or willful misconduct and (b) are not covered by insurance of the injured party, including the insurance required to be maintained by Tenant under this Lease (or if Tenant fails to maintain such coverage, which would have been covered if such insurance had been maintained as required), Landlord and Landlord's Affiliates shall not be liable under any circumstances for damage, injury to Tenant's business or loss of income therefrom or for damage, injury or loss of the goods, wares, merchandise, vehicles or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Premises or any other part of the Project or death or injury to the person of Tenant, Tenant's employees, agents or contractors or to Tenant's property, whether such damage or injury is caused by or results from acts or omissions of Landlord or any of Landlord's Affiliates, whether negligent, criminal acts, fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, heating, ventilation, air conditioning or lighting fixtures, or from any other cause, whether damage or injury results from conditions arising upon the Premises or upon other portions of the Building or the Project, or from other sources or places appurtenant to the Premises and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant, including any act or neglect of any other tenant of the Project, or from any other cause whatsoever.

      14.5 Waiver of Subrogation. Landlord and Tenant each waives any and all rights of recovery against the other (and against the officers, employees and agents of the other party) for loss of or damage to such waiving party or its property or the property of others under its control, to the extent such loss or damage results from a risk which is (a) actually insured against, (b) required to insured against under this Lease or (c) typically covered by "all-risk" property insurance . In obtaining policies of property insurance on their respective interests in the personal property and improvements located in the Premises and the Project, Landlord and Tenant shall give notice to their respective insurance carriers that the foregoing mutual waiver of subrogation is contained in this Lease; and Landlord and Tenant shall each obtain from their insurance carriers a consent to such waiver. If Tenant is unable to obtain a waiver of subrogation in its insurance policies because it is determined to be unavailable or unreasonably expensive, which determination shall be made by Landlord in its sole discretion, the waiver by Landlord contained in this Section 14.5 shall not be effective.

            14.6 Landlord's Insurance. Landlord shall carry commercially reasonable insurance on the Project, including "all-risk" property insurance insuring against the risk of loss or damage to the Building and Project for the full replacement cost thereof. If Landlord carries earthquake insurance that was not carried during the Base Year, the costs of such earthquake insurance shall be included in costs for the Base Year.

ARTICLE 15. DAMAGE OR DESTRUCTION.

            15.1 Rights of Termination. If either the Project or the Premises are partially or wholly destroyed or damaged by fire or other casualty, and such damage or destruction cannot, in the reasonable judgment of Landlord's architect, be repaired or substantially restored within 210 days of the date Landlord receives notice of such damage or destruction (without the payment of overtime or other premiums), Landlord shall so notify Tenant, and Landlord may, at its option, terminate this Lease by delivering notice thereof to Tenant; provided, however, subject to the balance of this Article 15, Landlord may not terminate this Lease if the damage to the Building would cost less than five percent (5%) of the replacement cost of the Building to repair (and, as set forth below, insurance proceeds are available for such repairs). If, in the reasonable judgment of Landlord's architect, the Premises or Project, as the case may be, cannot be restored to a condition that will permit Tenant access to the Premises and to resume operation of its business in the Premises within 210 days after the date Landlord receives notice of the damage or destruction, Tenant may, at its option, terminate this Lease by delivering notice thereof to Landlord. Any such termination notice by Landlord or Tenant must be delivered to the other party within thirty (30) days after the date of Landlord's notification to Tenant of the repair or restoration time, and shall take effect thirty (30) days thereafter. In addition, Landlord may elect to terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, if one or more of the following conditions is present: (i) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt or shall terminate the ground lease, as the case may be; or (ii) the damage occurs during the last twelve (12) months of the Term. If either party so terminates this Lease, rent shall be apportioned to and shall cease as of the date of such casualty.

            15.2 Repair and Restoration. If neither party elects to terminate this Lease under Section 15.1, then except as provided below in Section 15.3 respecting uninsured damage, the Project and the structural components of the Premises shall be reconstructed and restored by Landlord, at Landlord's expense, to substantially the same condition as they were prior to the casualty (except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modification to the Common Areas deemed desirable by Landlord), and the Tenant Improvements and other nonstructural elements of the Premises shall be reconstructed and restored by Tenant, at Tenant's expense, to substantially the same condition as they were prior to the casualty (unless Landlord as an additional insured, elects, in its sole discretion, to take all, or a portion, of Tenant's insurance proceeds, in an amount satisfactory to Landlord in its sole discretion, in which event Landlord shall reconstruct and restore the Tenant Improvements and other nonstructural elements of the Premises to the extent of Tenant's insurance proceeds actually received by Landlord); provided, however, that Landlord may at its option elect to supervise and contract for the repair or reconstruction of the Tenant Improvements and other nonstructural elements of the Premises, which work shall nonetheless be paid for by Tenant. In the event of such reconstruction, Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided, however, that rent shall be abated in the proportion which the approximate area of the damaged or destroyed portion of the Premises (which are not occupied by Tenant as a result of such damage) bears to the total area of the Premises from the date of the casualty until the earlier of substantial completion of the reconstruction or the date Tenant occupies such portion of the Premises, and this Lease shall continue in full force and effect for the balance of the Term. Notwithstanding the foregoing, if the damage or destruction were caused by Tenant, rent shall only be abated to the extent of Landlord's recovery for lost rental from the Premises under any rental loss insurance maintained by Landlord.

            15.3 Uninsured Casualty. Notwithstanding anything else to the contrary contained in this Article 15, Landlord shall not be obligated to pay for the repair or restoration of damage or destruction to the Premises, Building or Project, however caused, more than the amount of the insurance proceeds payable for the benefit of Landlord by reason of such damage or destruction. If the sum of such insurance proceeds, are not sufficient to cover the cost of such repair or restoration, Landlord may elect to so repair or restore and this Lease shall continue in full force and effect, or Landlord may elect not to repair or restore and this Lease shall then terminate.

            15.4 Interior Improvements. Notwithstanding anything to the contrary contained in this Article 15 or any other provision of this Lease, Landlord shall not be required to repair any injury or damage to or to make any repairs, restorations or replacements of any of the Interior Improvements or bear the expense of any such repair, restoration or replacement.

            15.5 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 15, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitations, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 16. EMINENT DOMAIN.

            If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one (1) year), Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 16, in the event of a temporary taking of all or any portion of the Premises for a period of one (1) year or less, then this Lease shall not terminate but the Basic Rent and any additional rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 17. DEFAULTS AND REMEDIES.

            17.1 Tenant's Default. The occurrence of any one or more of the following events shall be a default and breach of this Lease by Tenant:

                  17.1.1 Tenant fails to pay any rent payment or other sum due under this Lease within five (5) days after written notice that the same is past due.

                  17.1.2 Tenant fails to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days (or such shorter time provided herein) after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be cured within thirty (30) days and if Tenant commences such performance within said thirty (30) day period and thereafter diligently undertakes to complete the same, then such failure shall not be a default hereunder if it is cured within sixty (60) days following Landlord's notice.

                  17.1.3 Tenant abandons, or fails to occupy the Premises, for a period of thirty (30) days.

                  17.1.4 A trustee, disbursing agent or receiver is appointed to take possession of all or substantially all of Tenant's assets in, on or about the Premises or of Tenant's interest in this Lease and Tenant does not regain possession within sixty (60) days after such appointment; Tenant or any Guarantor makes an assignment for the benefit of creditors; or all or substantially all of Tenant's assets in, on or about the Premises or Tenant's interest in this Lease are attached or levied upon under execution and Tenant does not discharge the same within sixty (60) days thereafter.

                  17.1.5 A petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant or any Guarantor pursuant to any federal or state statute and, with respect to any such petition filed against it, Tenant or such Guarantor fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same.

                  17.1.6 Immediately, in the event of any assignment, subletting or other transfer for which the prior consent of Landlord is required under this Lease and has not been obtained.

                  17.1.7 Immediately, in the event of discovery of any false or misleading statement concerning financial information submitted by Tenant and/or any Guarantor to Landlord in connection with obtaining this Lease or any other consent or agreement by Landlord.

                  17.1.8 Immediately, if Tenant or any Guarantor admits in writing its inability to pay its debts as they mature.

                  17.1.9 Immediately, upon the suspension of Tenant's right to conduct its business, caused by the order, judgment, decree, decision or other act of any court or governmental agency.

                  17.1.10 Tenant fails to execute, acknowledge and deliver to Landlord, within the ten (10) day period specified in Article 19, any documents required to effectuate an attornment, a subordination or to make this Lease or any option granted herein prior to the lien of any mortgage, deed of trust or ground lease, or any estoppel certificate, as the case may be.

                  17.1.11 Tenant fails to execute and deliver to Landlord, within the ten (10) day period specified in Section 26.24, any documents or applications in connection with the granting of any easements, rights or dedications and/or the recordation of parcel maps, subdivision maps or restrictions, all as provided in Section 26.24.

            17.2 Landlord's Remedies. Upon the occurrence of any default (and after the expiration of any applicable notice and cure period), Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised or not exercised without precluding the Landlord from exercising any other remedy provided in this Lease or otherwise allowed by law or in equity:

                  17.2.1 Termination of Lease. Landlord may terminate this Lease and Tenant's right to possession of the Premises. If Tenant has abandoned and vacated the Premises, the mere entry of the Premises by Landlord in order to perform acts of maintenance, cure defaults, preserve the Premises or to attempt to relet the Premises, or the appointment of a receiver in order to protect the Landlord's interest under this Lease, shall not be deemed a termination of Tenant's right to possession or a termination of this Lease unless Landlord has notified Tenant in writing that this Lease is terminated. If Landlord terminates this Lease and Tenant's right to possession of the Premises, Landlord may recover from Tenant:

                  (1) The worth at the time of the award of unpaid rent which had been earned at the time of termination; plus

                  (2) The worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                  (3) The worth at the time of the award of the amount by which the unpaid rent for the balance of the Term after the time of the award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                  (4) Any other amounts necessary to compensate the Landlord for all of the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including any legal expenses, brokers commissions or finders fees (in connection with reletting the Premises and the pro rata portion of any leasing commission paid by Landlord in connection with this Lease which is applicable to the portion of the Term, including option periods, which is unexpired as of the date on which this Lease terminated), the costs of repairs, cleanup, refurbishing, removal and storage or disposal of Tenant's personal property, equipment, fixtures and anything else that Tenant is required under this Lease to remove but does not remove (including those alterations which Tenant is required to remove pursuant to an election by Landlord and Landlord actually removes whether notice to remove shall be delivered to Tenant), and any costs for alterations, additions and renovations incurred by Landlord in regaining possession of and reletting (or attempting to relet) the Premises. Tenant shall also reimburse Landlord for the pro rata portion of leasehold improvement costs paid by Landlord to install leasehold improvements on the Premises which is applicable to that portion of the Term including any terminated option periods which is unexpired as of the date on which this Lease terminated, discounted to present value.

                  All computations of the "worth at the time of the award" of amounts recoverable by Landlord under (1) and (2) hereof shall be computed by allowing interest at the maximum lawful contract rate per annum. The "worth at the time of the award" recoverable by Landlord under (3) and the discount rate for purposes of determining any amounts recoverable under (4), if applicable, shall be computed by discounting the amount recoverable by Landlord at the discount rate of the Federal Reserve Bank, San Francisco, California, at the time of the award plus one percent (1%).

                  Upon termination of this Lease, whether by lapse of time or otherwise, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord shall have the right to re-enter the Premises.

                  17.2.2 Lease to Remain in Effect. Notwithstanding Landlord's right to terminate this Lease, Landlord may, at its option, even though Tenant has breached this Lease and abandoned the Premises, continue this Lease in full force and effect and not terminate Tenant's right to possession, and enforce all of Landlord's rights and remedies under this Lease. In such event, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitations). Further, in such event Landlord shall be entitled to recover from Tenant all costs of maintenance and preservation of the Premises, and all costs, including attorneys' fees and receivers' fees, incurred in connection with appointment of and performance by a receiver to protect the Premises and Landlord's interest under this Lease. No re-entry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease unless a notice (signed by a duly authorized representative of Landlord) of intention to terminate this Lease is given to Tenant.

            17.3 All Sums Collectible as Rent. All sums due and owing to Landlord by Tenant under this Lease shall be collectible by Landlord as rent.

            17.4 No Surrender. No act or omission by Landlord or its agents during the Term shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by a duly authorized representative of Landlord. Landlord shall be entitled to a restraining order or injunction to prevent Tenant from defaulting under any of its obligations other than the payment of rent or other sums due hereunder.

            17.5 Effect of Termination. Neither the termination of this Lease nor the exercise of any remedy under this Lease or otherwise available at law or in equity shall affect each party's right(s) of indemnification set forth in this Lease or otherwise available at law or in equity for any act or omission of the other party, and all rights to indemnification and other obligations of each party intended to be performed after termination of this Lease shall survive termination of this Lease.

            17.6 Default by Landlord and Remedies of Tenant.

                  17.6.1 Landlord Default. Landlord shall be in default under this Lease only if it fails to perform any of its obligations under this Lease for a period of thirty (30) days after receipt of notice thereof from Tenant; provided, however, that if the obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty (30) day period, such default shall be deemed to have been cured if Landlord commences such performance within the thirty (30) day period and thereafter diligently undertakes to complete the same.

                  17.6.2 Tenant's Remedies. Tenant shall not have the right, whether based upon a Landlord default, the doctrine of constructive eviction or otherwise, to terminate this Lease or to withhold, offset or abate rent, Tenant's sole recourse for Landlord's default being an action for damages against Landlord for diminution in the rental value of the Premises for the period of Landlord's default, which is proximately caused by Landlord's default. Tenant shall not have the right to terminate this Lease or to withhold, offset or abate the payment of rent based upon the unreasonable or arbitrary withholding by Landlord of its consent or approval of any matter requiring Landlord's consent or approval, including any proposed assignment or subletting, Tenant's remedies in such instance being limited to a declaratory relief action, specific performance, injunctive relief or an action for actual damages, and Tenant waives any such right that it might otherwise have. Tenant shall not in any case be entitled to any consequential or punitive damages based upon any Landlord default, constructive eviction or withholding of consent or approval.

                  17.6.3 Limitations on Tenant's Recourse. Notwithstanding anything to the contrary contained in this Lease, Tenant shall look solely to the estate and property of Landlord in the Project and/or insurance proceeds from the Project and/or proceeds from the sale of the Project for the enforcement of any judgment (or other judicial decree) requiring the payment of money by Landlord to Tenant by reason of any default by Landlord under this Lease or otherwise, it being intended that no other assets of Landlord or any of Landlord's Affiliates shall be subject to levy, execution, attachment or any other legal process for the enforcement or satisfaction of any judgment (or other judicial decree) obtained by Tenant against Landlord.

                  17.6.4 Transfer by Landlord. Landlord shall have the right to sell, transfer or assign its interest under this Lease, or any part thereof, without Tenant's prior consent. After such sale, transfer or assignment, Tenant shall attorn to such purchaser, transferee or assignee. In the event of a sale or transfer by Landlord, the Landlord named herein or, in the case of a subsequent transfer, the transferor, shall, after the date of such transfer, be automatically released from all personal liability for the performance or observance of all terms, conditions, covenants and obligations under this Lease, provided that the transferee assumes all of such terms, conditions, covenants and obligations of the landlord under the Lease. Landlord and Tenat agree that it is intended that the terms, conditions, covenants and obligations of the landlord under the Lease shall be binding upon Landlord, its successors and assigns only during and in respect of their successive periods of ownership during the Term.

            17.7 Non-Waiver of Default. The failure or delay by either party to enforce or exercise at any time any rights, remedies or other provisions of this Lease shall not be construed as a waiver thereof, or affect the validity of any part of this Lease or the right thereafter to enforce such right, remedy or other provision. No waiver of any default shall be held to be a waiver of any other or subsequent default. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, no statement on Tenant's check or any letter accompanying Tenant's check shall be deemed an accord and satisfaction, and Landlord may accept any payment without prejudice to Landlord's right to recover the balance due or to pursue any other available remedies.

ARTICLE 18. ASSIGNMENT AND SUBLETTING.

            18.1 Reasonable Consent. Neither all nor any part of Tenant's interest under this Lease or the Premises shall be assigned, sublet, mortgaged, pledged or otherwise transferred (whether voluntarily, involuntarily, by operation of law or otherwise) without the prior consent of Landlord, which shall not be unreasonably withheld. It shall not be unreasonable for Landlord to withhold its consent for any of the following reasons which are not exclusive:

                  18.1.1 Financial Condition. The proposed assignee or sublessee is not a reputable party or does not have a reasonable financial worth and/or financial stability in view of the responsibilities involved;

                  18.1.2 Reputation. In the sole judgment of Landlord, the proposed assignee or sublessee is of a character or engaged in a business which is not in keeping with the standards of Landlord in the Project;

                  18.1.3 Governmental Authority. The proposed assignee or sublessee is a governmental authority (or a subdivision or agency thereof);

                  18.1.4 Transfer of Options. The terms of the proposed assignment or sublease will allow the assignee or sublessee to exercise a right of renewal or extension, right of expansion, right of first offer or other similar right held by Tenant;

                  18.1.5 Existing Occupant. The proposed assignee or sublessee
(A) occupies space in the Project at the time of the request for consent or is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding the time of the request for consent to lease space in the Project and (B) Landlord has space available in the Project that is comparable in size to the portion of the Premises that Tenant intends to sublease or assign, as determined by Landlord;

                  18.1.6 Use. The proposed use or occupancy of the Premises or any portion thereof by the proposed assignee or sublessee is inconsistent with the Permitted Use. Landlord shall not be obligated to alter the Permitted Use or any other provision of this Lease regarding use of the Premises or any other matter in connection with any such proposed assignment or subletting;

                  18.1.7 Terms of Payment. The proposed assignment or sublease provides for a rental or other payment based in whole or in part on the income or profits derived by any person from the Premises; or

                  18.1.8 Prohibited Transaction. The proposed assignment or sublease would result in or involve a transaction between Landlord and either:
(i) a "party in interest" within the meaning of Section 3(14) of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, or (ii) a "disqualified person" within the meaning of Section 4975 of the Internal Revenue Code of 1986 ("Code"), as amended, that would be a prohibited transaction under ERISA or the Code.

            18.2 Conditions to Consent. Landlord's consent may be made or withheld subject to such terms and conditions as Landlord considers necessary in order to protect its interest in the Premises and the Project, including the following: that any proposed assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby such assignee shall assume and agree to perform all Tenant's obligations under this Lease arising from and after the date of the transfer and whereby such assignee agrees that notwithstanding such assignment, this Article shall continue to be binding upon it with respect to future assignments, subleases and/or other transfers. Landlord shall not be required to amend this Lease in connection with any assignment or sublease. Tenant and any such proposed assignee or sublessee shall promptly furnish to Landlord all documents, agreements and understandings of any nature with regard to such transaction, and such parties shall represent and warrant to Landlord in writing that the materials so furnished to Landlord represent their entire agreement with regard to such assignment or sublease. In addition, if Landlord requires personal guaranties from financially responsible persons as a condition of consent, such guarantors shall execute, acknowledge and deliver an absolute and unconditional guaranty in a form presented by

Landlord which shall contain waivers of all defenses to the maximum extent permitted by law. Tenant and any Guarantors shall continue to be liable to Landlord under this Lease, whether this Lease is assigned, sublet or otherwise transferred, and in any event Tenant waives any suretyship defenses that it may otherwise have to an action brought by Landlord, including without limitation, those contained in Sections 2809, 2810, 2819, 2839, 2849, 2855, 2899 and 3433 of
the California Civil Code, as now hereafter amended and any similar laws.

            18.3 Submittal Procedure. If at any time Tenant desires to enter into an assignment or sublease, Tenant shall submit to Landlord in writing: (i) the name of the proposed assignee or sublessee, (ii) such information as to such assignee's or sublessee's financial responsibility and standing as Landlord may reasonably require, and (iii) the proposed sublease or assignment containing all of the terms and conditions of the proposed assignment or sublease. Landlord may accept rent from any person other than Tenant pending approval or disapproval of such assignment or sublease. Landlord's consent to any transfer by Tenant shall not constitute an acknowledgment that no default then exists under this Lease or be deemed a waiver of any then existing default, except as may be otherwise stated by Landlord at the time.

            18.4 Landlord's Alternatives. At any time within twenty (20) days after Landlord receives Tenant's full submission (including any additional information Landlord may request), Landlord may by notice to Tenant elect to:
(a) consent to the proposed sublease or assignment; (b) withhold its consent to the proposed sublease or assignment; or (c) terminate this Lease in its entirety in the case of a proposed assignment (but only if the assignment is for the remainder of the Lease Term) or with respect to the proposed sublease premises in the case of a proposed sublease (but only if the total subleased space -- measured in the aggregate and including all previous subleases -- is for more than 25% of the Premises or is for a term exceeding 50% of the remainder of the Lease Term) (in which case the rent, parking rights and any other rights or obligations under this Lease which are based upon the square footage of the Premises shall be proportionately adjusted, and Tenant shall pay the cost of any alterations necessary to divide the proposed sublease premises from the remainder of the Premises), which termination shall take effect on the date set forth in Landlord's notice but in no event more than ninety (90) days after Landlord has so notified Tenant.

            18.5 Consideration. If Tenant assigns this Lease or sublets any portion of the Premises, Tenant shall pay to Landlord as additional rent as and when received by Tenant:

                  18.5.1 Assignment. In the case of an assignment, an amount equal to 50% of all "Proceeds" as defined in Section 18.5.2 immediately below.

                  18.5.2 Subleasing; Definition of Proceeds. In the case of a sublease, an amount equal to 50% of all "Proceeds." "Proceeds" means the difference between (i) all rent, escalations thereto, percentage rent, additional rent and other amounts paid by the assignee or sublessee to Tenant pursuant to the assignment or sublease, together with any key money, bonus money, payment in excess of fair market value for services, assets, fixtures, inventory, accounts, goodwill, equipment, furniture, general intangibles, capital stock or equity ownership rendered or delivered by the assignee or sublessee to Tenant, less the reasonable amount of Tenant's Transfer Costs, as hereafter defined, and (ii) the Annual Basic Rent and additional rent or pro rata portion of the Annual Basic Rent and additional rent, as the case may be, for the portion of the Premises covered by such assignment and/or sublease, payable to Landlord under this Lease. "Tenant's Transfer Costs" mean only that portion of Tenant's actual expenses in connection with such assignment or sublease which are reasonable and customary in the market in which the Building is located (i) to rehabilitate or improve the portion of the Premises covered by such assignment and/or sublease for the assignee or sublessee, (ii) for out-of-pocket attorneys fees and (iii) for brokerage fees. For purposes of calculating the Proceeds on a monthly basis, Tenant's Transfer Costs shall be deemed to be expended by Tenant in equal monthly amounts over the term of the sublease or assignment. For all purposes under this Section, a sub-sublease, assignment of sublease or any similar arrangement shall be considered a sublease.

            18.6 Subleases. Regardless of Landlord's consent, the following terms and conditions shall apply to any subletting by Tenant and shall be deemed included in all subleases:

                  18.6.1 Assignment of Rents. Tenant assigns to Landlord all of Tenant's interest in all rentals and income arising from any sublease made by Tenant, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until a Tenant default occurs (beyond any applicable notice and cure period), Tenant may (subject to Section 18.5) receive the rents under such sublease. Landlord shall not, by reason of this or any other assignment of such sublease to Landlord or the collection of the rents from a subtenant, be deemed liable to the subtenant for any failure of Tenant to comply with any of Tenant's obligations to such subtenant. Tenant irrevocably authorizes and directs any such subtenant, upon receipt of a notice from Landlord that a Tenant default exists, to pay to Landlord the rents due and to become due under the sublease. Such subtenant shall have the right to rely upon any such statement and request from Landlord and shall pay such rent to Landlord without any obligation to inquire as to whether such default exists and notwithstanding any notice from or claim of Tenant to the contrary. Tenant shall have no right or claim against the subtenant or Landlord for any such rents so paid by the subtenant to Landlord. The net amount after costs of collection received by Landlord from the assignee, subtenant or occupant shall be applied to the rent without being deemed a waiver by Landlord of any Tenant default or a release of Tenant.

                  18.6.2 Form of Sublease. No sublease shall be effective unless and until Landlord's consent has been obtained. In entering into any sublease, Tenant shall use only a form of sublease reasonably acceptable to Landlord, and once approved by Landlord, such sublease shall not be modified without Landlord's prior consent. By entering into a sublease, the subtenant shall be deemed, for Landlord's benefit, to have assumed and agreed to perform Tenant's obligations under this Lease, other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Landlord has consented.

                  18.6.3 Attornment. If Tenant defaults, Landlord, at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant, as sublessor under such sublease from the time of the exercise of such option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any other prior defaults of Tenant under such sublease. Landlord's approval of a sublease shall not be construed as an agreement by Landlord to recognize any subtenant upon the expiration or termination of this Lease, whether voluntary or involuntary.

                  18.6.4 Termination of Lease. Subject to Landlord's right to require attornment by any subtenant, any termination of this Lease, whether voluntary or involuntary, shall cause each sublease to terminate, notwithstanding Landlord's prior approval of the sublease. In the event of voluntary termination of this Lease by agreement between Landlord and Tenant, the foregoing sentence shall fully apply, and to the extent that any subtenant has any claim or cause of action arising from or related to such voluntary termination of this Lease, and resulting termination of the sublease, the subtenant shall be conclusively presumed to have waived such claim or cause of action as against Landlord (including Landlord's Affiliates), the Premises and the Project, and to have agreed that any such claim or cause of action shall be asserted solely against Tenant.

            18.7 Miscellaneous.

                  18.7.1 Deemed Assignment. Intentionally Omitted.

                  18.7.2 Landlord's Costs and Expenses. Tenant shall reimburse Landlord for any reasonable costs and expenses (including legal expenses), not to exceed $2,000, incurred by Landlord in connection with its review of any proposed assignment or subletting and all related matters, whether Landlord gives its consent.

                  18.7.3 Affiliate Transfers. Notwithstanding anything to the contrary contained in this Article 18, Tenant may, without Landlord's prior written consent, without any right of Landlord to terminate the Lease, and without payment of any amount to Landlord (except Landlord's actual costs and expenses (including attorneys fees) incurred to prepare and negotiate an assignment and assumption agreement), sublet the Premises or assign the Lease to
(a) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Tenant, (b) a successor corporation related to Tenant by merger, consolidation or nonbankruptcy reorganization, or (c) a purchaser of substantially all of Tenant's assets (an "Affiliate Entity"), provided that (i) the Affiliate Entity assumes, in full, the obligations of Tenant under this Lease, (ii) the Affiliate Entity has a net worth

(calculated in accordance with generally accepted accounting principles, consistently applied) equal to or greater than the net worth of Tenant as of the date of this Lease, (iii) Tenant remains fully liable under this Lease, (iv) the use of the Premises remains a permitted use under this Lease, and (v) Tenant provides Landlord with ten (10) days prior written notice of any such assignment or subletting (provided, however, if prior notice is not permitted by law, then notice shall be given as soon as possible). A sale or transfer of Tenant's capital stock shall not be deemed an assignment, subletting or other transfer of the Lease or the Premises. "Control" as used in this Section 18.7.3 shall mean the ownership of at least 51% of all voting interests in any person or entity.

ARTICLE 19. SUBORDINATION AND ESTOPPEL.

            19.1 Subordination. At the election of Landlord, or the holder of any mortgage or deed of trust affecting the Project or any ground lessor, this Lease and all of Tenant's rights hereunder shall be subject and subordinate at all times to any deed of trust, mortgage or ground lease which may now or hereafter affect the Project, and to all renewals, modifications, consolidations, replacements and extensions thereof. If any such mortgage or deed of trust is foreclosed or any ground lease terminated, at the election of Landlord's successor in interest, Tenant agrees, for the benefit of such successor in interest, to attorn to such successor in interest and become its tenant on the terms and conditions of this Lease for the remainder of the Term, and if required, to enter into a new lease with such successor in interest in the form of this Lease. Tenant's agreement to attorn shall survive the termination of this Lease. At the request of Landlord, the holder of such mortgage or deed of trust or any ground lessor, Tenant shall execute, acknowledge and deliver promptly in recordable form any commercially reasonable instrument or subordination agreement that Landlord or such holder may request; provided, however, that such instrument shall include a provision requiring the purchaser at any foreclosure sale to continue this Lease in full force and effect in the same manner as if such purchaser were the Landlord so long as Tenant is not otherwise in default (beyond any applicable notice and cure period) and requiring Tenant to attorn to such purchaser. In addition, at the request of Landlord, the holder of any mortgage or deed of trust or any ground lessor, Tenant shall execute, acknowledge and deliver promptly in recordable form any commercially reasonable instrument that Landlord or such holder may request to make this Lease superior to such mortgage, deed or trust or ground lease. After the Commencement Date, upon written request of Tenant, Landlord shall endeavor to obtain, or shall permit Tenant to try to obtain from the holder of an Encumbrance, a recognition agreement ("SNDA") from any holder of any ground or underlying lease, mortgage, or deed of trust encumbering the Project or any portion thereof (collectively, "Encumbrances", singularly, an "Encumbrance") providing for the recognition of Tenant's rights, interests and options under the Lease in the event of a foreclosure or termination of the holder's Encumbrance.

            19.2 Estoppel. Within ten (10) days after request therefor by Landlord, Tenant shall execute and deliver in recordable form an estoppel certificate to any holder of a mortgage (or deed of trust) or proposed mortgage (or deed of trust) or proposed purchaser or to Landlord certifying (if such is the case) that this Lease is unmodified and in full force and effect (or if modified, that the same is in full force and effect as modified and stating the modifications); that, to the best of its knowledge, there are no uncured defaults by Landlord; that there are no defenses or offsets against the enforcement thereof or stating those claimed by Tenant; stating the date to which rent and other sums due hereunder are paid; and containing such other statements regarding this Lease, the Premises or Tenant as Landlord, the proposed mortgagee, beneficiary or purchaser shall reasonably require. Such certificate shall also include such other information and agreements by Tenant to protect the security interest of any lender as may be required or requested by such lender. Tenant's failure to deliver any such certificate within ten (10) days after request therefor shall be deemed to constitute Tenant's certification that this Lease is in full force and effect and has not been modified except as may be represented by Landlord, that no rent or other payment has been paid more than one month in advance, and that there are no uncured defaults by Landlord and there are no defenses or offsets against the enforcement thereof.

ARTICLE 20. BUILDING PLANNING. Intentionally Omitted.

ARTICLE 21. SIGNS.

            Tenant shall not erect or maintain any temporary or permanent sign on or about the Premises or the Project, except as provided herein and except that Tenant may, in accordance with the provisions of this Lease (including, without limitation, Article 10), place a sign used to identify Tenant's business name on the exterior doorway or walls of the Premises. In addition, Tenant, at its sole cost and expense, may install a sign used to identify Tenant's business name on the exterior of the Building directly outside the entrance of the ground floor premises. All signs, whether erected by Landlord or Tenant, shall conform to Landlord's building standard signage criteria and to all laws, permits, covenants, conditions, restrictions and easements pertaining to signs. Tenant shall remove all signs which it has erected upon the termination of this Lease and repair all damage caused by such removal. Tenant shall be entitled to have installed on the Building lobby directory at Tenant's expense Tenant's Building Percentage Share of the space on the Building directory for its name and the names of Tenant's employees having offices in the Premises.

ARTICLE 22. NOTICES.

            Except as otherwise required by law or as expressly set forth in this Lease to the contrary, any and all notices, approvals, consents, demands, requests and other communications required or permitted under this Lease (collectively, a "Communication") shall be in writing and shall be delivered either personally, by United States Certified Mail, postage prepaid, return receipt requested or overnight courier (such as Federal Express), addressed to each respective party at its address set forth in the Basic Lease Provisions, or to such other address as such party shall advise the other in the manner provided in this Article; provided, however, that any Communication to Tenant after the Commencement Date may be made and shall be complete if delivered to the Premises. If delivered personally, delivery shall be deemed conclusively to occur at the time of service. If delivered by overnight courier, delivery shall be deemed conclusively to occur on the day on which delivery occurs, if a business day, or if not, then on the next business day. If delivered by Certified Mail, delivery shall be deemed conclusively to occur on the third business day after the postmark, postage meter date or the date stamped by the United States Postal Service on a certified mail receipt. All Communications to Landlord shall be deemed incomplete and not made unless delivered to each of the addresses set forth in the Basic Lease Provisions and/or such other address or addresses as Landlord shall advise Tenant by delivery of notice to Tenant in accordance with this Section.

ARTICLE 23. BROKERS.

            Tenant warrants that it has had no dealings with any real estate broker or agent in connection with this Lease, except the broker listed in the Basic Lease Provisions whose commission shall be payable by Landlord, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. If Tenant has dealt with any other person or real estate broker with respect to leasing space in the Building, Tenant shall be solely responsible for the payment of any fee due such person or broker, and Tenant shall hold Landlord free and harmless from and against any liability, costs and expenses in respect thereto, including attorneys' fees and costs.

ARTICLE 24. HOLDING OVER.

            Should Tenant, without Landlord's written consent, hold over after termination of this Lease, Tenant shall become a tenant from month-to-month, only upon each and all of the terms herein provided as may be applicable to a month-to-month tenancy, and any such holding over shall not constitute an extension of this Lease. During such holding over, Tenant shall pay in advance, monthly rent at one hundred fifty percent (150%) of the rate in effect for the last month of the term of this Lease, in addition to, and not in lieu of, all other payments required to be made by Tenant hereunder, including, but not limited to, Tenant's Building Expense Percentage of any Operating Expenses. Nothing contained in this Article 24 shall be construed as consent by Landlord to any holding over of the Premises by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or earlier termination of the Term. If Tenant fails to surrender the Premises upon the expiration or termination of this Lease, Tenant agrees to indemnify, defend and hold Landlord harmless from all costs, loss, expense or liability, including without limitation, claims made by any succeeding tenant and real estate brokers claims and attorney's fees.

ARTICLE 25. BANKRUPTCY OR INSOLVENCY.

            25.1 Tenant's Interest Not Transferable. In the event Tenant's interest in this Lease, or any interest therein of Tenant or any estate hereby created in Tenant, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise, by assignment, transfer, or operation of law, this Lease shall terminate automatically and, by its own terms, shall immediately be null and void, without re-entry or any notice by Landlord; and Landlord shall be entitled to all rights and remedies hereunder and now or hereafter available under law or in equity.

            25.2 Landlord's Option to Terminate. In the event the estate created in Tenant hereby shall be taken in execution or by other process of law, or if Tenant or Tenant's Guarantor or their respective executors, administrators, or assigns, if any, shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy act, or if a receiver or trustee of the property of Tenant or Tenant's Guarantor, if any, shall be appointed by reason of the insolvency or inability of Tenant or Tenant's Guarantor, if any, to pay its debts, or if any assignment shall be made of the property of Tenant or Tenant's Guarantor, if any, for the benefit of creditors; then, and in any such event, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder by giving to Tenant notice in writing of the election of Landlord to so terminate, in which event this Lease shall cease and terminate with the same force and effect as though the date set forth in said notice were the date originally set forth herein and fixed for the expiration of the Term, and Tenant shall vacate and surrender the Premises but shall remain liable as herein provided.

            25.3 Tenant's Obligation To Avoid Creditors' Proceedings. Tenant or Tenant's Guarantor, if any, shall not cause or give cause for the institution of legal proceedings seeking to have Tenant or Tenant's Guarantor, if any, adjudicated bankrupt, reorganized, or rearranged under the Bankruptcy laws of the United States, and shall not cause or give cause for the appointment of a trustee or receiver for the assets of Tenant or Tenant's Guarantor, if any, and shall not make any assignment for the benefit of creditors, or become or be adjudicated insolvent. The allowance of any petition under the bankruptcy law, or the appointment of a trustee or receiver of Tenant or Tenant's Guarantor, if any, or its assets, shall be conclusive evidence that Tenant caused, or gave cause therefor, unless such allowance of the petition, or the appointment of a trustee or receiver, is vacated within thirty (30) days after such allowance or appointment. Any act described in this Section 25.3 shall be deemed a material breach of Tenant's obligation hereunder, and upon such breach by Tenant, Landlord may, at its option, and in addition to any other remedy hereunder, terminate this Lease by giving Tenant notice in writing of the election of Landlord to so terminate.

            25.4 Acceleration of Assumption or Rejection of the Lease. Notwithstanding anything to the contrary contained herein, Tenant hereby agrees to either assume or reject the Lease concurrently with the filing by or against Tenant of a petition for relief under the Bankruptcy Code. In the event that Tenant shall assume the Lease, Tenant and Tenant's Trustee (defined below) as the case may be, shall, at the time of such assumption, (a) cure any default by Tenant under the Lease, or provide adequate assurance that such default shall be cured promptly; (b) compensate or provide adequate assurance of prompt compensation to a party to the Lease (other than Tenant) for any actual pecuniary loss resulting from such default; and (c) provide adequate assurance of future performance under the Lease, as provided in Section 365(b)(3) of the Bankruptcy Code. Tenant hereby agrees that (i) if Tenant shall fail to assume the Lease upon such filing of a petition for relief under the Bankruptcy Code, or (ii) if Tenant, and Tenant's Trustee, as the case may be, assumes the Lease but fails to comply with subsections (a) through (c) of this Section 25.4, then Landlord may, promptly thereafter, take whatever action it deems necessary and appropriate to protect its interests, including, but not limited to, filing an ex parte motion with the Bankruptcy Court for relief from the automatic stay and for repossession of the Premises and termination of the Lease and for any other relief available to it under the Bankruptcy Code or applicable law.

            25.5 Assumption and Assignment After Default. Notwithstanding anything to the contrary contained herein, in the event that this Lease is attempted to be assumed under the Bankruptcy Code by a trustee in bankruptcy for Tenant or by Tenant as debtor in possession (hereinafter collectively referred to as "Tenant's Trustee") and there exists a default by Tenant under Section
17.1 of this Lease or such state of facts which, with the giving of notice and the passage of time specified in Section 17.1 of this Lease would constitute a default by Tenant, such attempted assumption shall not be effective unless Tenant's Trustee: (a) cures, or provides adequate assurance that it will promptly cure, such default by Tenant; and (b) compensates, or provides adequate assurance that it will promptly compensate, Landlord for any actual pecuniary loss to Landlord resulting from such default by Tenant; and (c) provides adequate assurance of future performance of Tenant's obligations and covenants under this Lease. For purposes of the foregoing sentence, "adequate assurance of future performance" shall be deemed to include, without limitation, adequate assurance of the following: (i) the source of rental and other consideration due under this Lease; (ii) that assumption or assignment of this Lease shall not breach substantially any provision in any other lease, financing agreement, or master agreement relating to the Project; and (iii) that assumption or assignment of this Lease shall not alter or affect materially any other obligation or duty of Tenant nor be used to circumvent the remainder of the provisions of this Lease. Landlord shall be entitled to reimbursement from the estate of Tenant for all actual costs incurred by Landlord in considering any proposed assignee of the Lease pursuant to this
Article 25.

            If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, fifty percent (50%) of all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Tenant's property under the preceding sentence not paid or delivered to Tenant shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord. Furthermore, Tenant's Trustee may assign this Lease only if: (1) Tenant's Trustee assumes the Lease in accordance with the above provisions of Section 25.5; and (2) the assignee of Tenant's Trustee assumes all of the obligations arising under this Lease and provides adequate assurance of its future performance of Tenant's obligations and covenants under this Lease (whether or not a default by Tenant has occurred under the Lease), including, without limitation, the items listed in Section 25.5(i) through (iii) above. Any such assignee shall, upon demand, execute and deliver to Landlord, an instrument confirming such assumption.

            If Tenant's Trustee assumes this Lease and proposes to assign this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment setting forth (a) the name and address of such person or entity; and (b) all of the terms and conditions of such offer, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption; and Landlord shall thereupon have the prior right and option, to be exercised by notice given to Tenant at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such persons.

            25.6 Attorney's Fees. In the event that Landlord consults with an attorney in a bankruptcy proceeding in which Tenant is the debtor, Landlord shall be entitled to reimbursement from the estate of Tenant for all reasonable fees and costs in connection with the application and/or defense of said reimbursement.

ARTICLE 26. MISCELLANEOUS.

            26.1 Rules and Regulations. Tenant shall observe and comply with the "Rules and Regulations," attached hereto as Exhibit D, and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time made by Landlord. Landlord shall not be responsible to Tenant for the violation by any other tenant or occupant of the Project of the Rules and Regulations.

            26.2 Interpretation. This Lease shall be construed fairly as to all parties and not in favor of or against any party regardless of which party prepared this Lease. The word "including" shall mean "including without limitation." The word "cost" and the word "expense," when used alone, shall mean "cost and expense." This Lease shall be interpreted in accordance with the laws of the State of California, and any issue or proceeding arising out of this Lease shall be determined by a court of competent jurisdiction in the County of ________, California.

            26.3 Successors and Assigns. Subject to Article 18, this Lease shall inure to the benefit of and be binding upon the parties and their respective successors and assigns; provided, however, that Landlord, its successors and assigns shall be obligated to perform Landlord's covenants under this Lease only during and in respect of their successive periods of ownership during the Term.

            26.4 Surrender of Premises. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

            26.5 Attorneys' Fees. If Landlord brings suit for possession of the Premises, for the recovery of any sum due under this Lease, or because of any breach of this Lease, or for any other relief against Tenant, or in the event of any other litigation between the parties respecting this Lease, all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party shall be paid by the other party. The "prevailing party" in any action involving recovery of possession shall be Landlord if it recovers possession, shall be Landlord if it does not recover possession but does obtain an award of damages against Tenant and shall be Tenant if Tenant retains possession and does not suffer an award of damages.

            26.6 Nonperformance by Tenant. Except as otherwise expressly provided in this Lease, if Tenant fails to pay any sum owed to any party other than Landlord for which it is liable hereunder or to perform any other act required hereunder, and such failure continues for ten (10) days after notice thereof by

Landlord, Landlord may, without the obligation to do so and/or waiving or releasing Tenant from its obligations or curing Tenant's default, make any such payment or perform any such other act. All sums so paid and cost incurred by Landlord together with interest at the maximum contract rate permissible by law, from the date of such payment by Landlord, shall be payable by Tenant to Landlord on demand as rent.

            26.7 Mortgagee Protection. If Tenant notifies Landlord of any Landlord default, Tenant shall also notify, by registered or certified mail, any beneficiary of a deed of trust or mortgage covering the Premises whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by foreclosure, if necessary to effect a cure.

            26.8 Waiver. The waiver by Landlord of any breach of any term or condition of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other term or condition of this Lease, nor shall any custom or practice which may grow up between the parties in the administration of this Lease be deemed a waiver of or in any way affect Landlord's right to insist upon the performance by Tenant in strict accordance with this Lease. The subsequent acceptance of rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

            26.9 Identification of Tenant. If more than one person or entity executes this Lease as Tenant, each of them is jointly and severally liable for payment and performance of Tenant's obligations under this Lease, and the term "Tenant" shall include each of them. The act of or notice from, or notice or refund to, or the signature of any one or more of them, respecting this Lease, including any renewal, extension, termination or modification, shall be binding upon all persons executing this Lease as Tenant and any guarantor with the same force and effect as if each had so acted or so given or received such notice or refund or so signed or consented.

            26.10 Parking. Tenant shall have the right to lease on a monthly basis permits for parking on an unreserved basis in the Project's parking facilities the number of automobiles set forth in the Basic Lease Provisions. All such permits shall be available at the same rates as established from time to time by Landlord or Landlord's parking operator for other spaces in the same location within the designated parking facilities. All of such parking permits shall be provided to Tenant solely for use by Tenant's own personnel and such permits may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval except in connection with a transfer of the Premises and/or the Lease to an Affiliate Entity. Neither Tenant's monthly parking payments nor any other revenues derived from the parking facilities shall be deducted from or offset against the costs and expenses of the parking facilities for purposes of determining Operating Expenses. The use by Tenant, its employees and invitees of the Project's parking facilities shall be subject to such rules and regulations as from time to time are established by Landlord or Landlord's parking operator. Landlord may adjust the number of parking permits if required by any governmental authority. Tenant shall in addition comply with any car-pooling or other traffic reduction policies adopted by Landlord at the behest or requirement of any governmental authority, which may include preferential parking for car-pool participants. Landlord may assign any unreserved parking spaces and/or make all or a portion of such spaces reserved, if determined by Landlord in its absolute discretion to be necessary for orderly and efficient parking and/or to comply with any governmental requirements.

            26.11 Headings, Number and Gender. The headings in this Lease are solely for convenience of reference and shall not in any manner amplify, limit or modify or otherwise be used to interpret any provisions of this Lease. The masculine, feminine or neuter gender and the singular or plural number shall include the other.

            26.12 Lease Examination. Submission of this Lease for examination or signature by Tenant does not constitute an offer to lease, and it shall not be binding until execution and delivery by both Landlord and Tenant.

            26.13 Time Is of the Essence. Time is of the essence of this Lease in all circumstances where time is an element.

            26.14 Entire Agreement; Amendment. This Lease, together with its exhibits and attachments (which are incorporated herein and shall constitute a part of this Lease), constitutes the entire agreement between the parties respecting the subject matter hereof and supersedes all prior agreements, promises, representations, negotiations and understandings of the parties hereto, oral or written, express or implied, except for representations of financial condition of Tenant and/or any Guarantor delivered to Landlord upon which Landlord has relied in connection with entering into this Lease or consent to any matter. This Lease may not be amended, except in writing executed by Landlord and Tenant.

            26.15 Severability. If any provision of this Lease, as applied to any party or circumstance, shall be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, it shall not affect (to the maximum extent permissible by law) any other provision of this Lease, the application of such provision under circumstances different from those adjudged by the court, or the validity or enforceability of this Lease as a whole.

            26.16 Recording. Neither Landlord nor Tenant shall record this Lease or any memorandum or short form of this Lease.

            26.17 Modifications for Lender. If any proposed or existing lender of Landlord shall request reasonable modifications of this Lease in connection with its financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided the modifications do not increase Tenant's obligations or materially, adversely affect Tenant's leasehold interest or rights under this Lease.

            26.18 Payments to Affiliates. Landlord may include for all purposes under this Lease, including the determination of Operating Expenses, payments for services rendered or materials delivered with respect to the Project or to the Premises (including management services, repairs and construction) by affiliates of Landlord or its beneficiaries, provided that the fees or costs of such services and materials are at market rates in the area in which the Project is located.

            26.19 Landlord's Inability to Perform. Landlord shall not be in default if Landlord cannot fulfill any of its obligations because it is prevented or delayed from so doing by any accident, breakage, repair, alteration, improvement, strike or labor troubles, moratorium, war, civil unrest, act of God or any other cause beyond Landlord's reasonable control, including energy or water shortages or governmental preemption in connection with a national emergency, or by reason of law or any rule, order or regulation of any governmental authority, or by reason of the conditions of supply and demand affected by war, hostilities or other emergency. Landlord's performance of its covenants in this Lease shall be independent of Tenant's covenants to pay rent and perform Tenant's obligations under this Lease. Landlord's failure perform its covenants shall not relieve Tenant of its covenants to pay rent and perform under this Lease or entitle Tenant to any offset or abatement of rent, and Tenant waives the benefit of any statute or rule of law now or hereafter in effect to the contrary.

            26.20 Interest. Any past due sum payable by Tenant to Landlord shall bear interest from the date due until paid at the annual rate of two (2) percentage points per annum above the interest rate then most recently announced by Citibank, N.A., New York, New York, or its successor (or if there is no such successor, by another significant money-center bank designated by Landlord), as its prime interest rate, as such rate may change from time to time but in no event more than the maximum contract rate permitted by law for such type of indebtedness.

            26.21 Common Areas. The term "Common Areas" means the Project areas designed for use in common by all tenants of the Building and the Project and includes, by way of illustration and not limitation, entrances and exits, hallways, stairwells, elevators, restrooms, sidewalks, driveways, parking areas (subject to the right of Landlord or its parking operator to control access and/or charge for its use), landscaped areas and other areas as may be designated as part of the Common Areas. The Premises shall include the nonexclusive right to use the Common Areas in common with and subject to the rights of other tenants in the Project and the rules and regulations established by Landlord.

            26.22 Authorized Signatory. If Tenant signs as a corporation, Tenant warrants that Tenant is a validly existing corporation qualified to do business in California with authority to enter into this Lease, that each person executing this Lease on behalf of the corporation is authorized to do so and that such execution is binding on the corporation. If Tenant signs as a partnership, limited liability company or joint venture (an "Entity"), each person executing on behalf of Tenant warrants that Tenant is a duly authorized and existing Entity, with the authority to enter into this Lease, that each person executing this Lease on behalf of the Entity is authorized to do so and that such execution is binding on the Entity.

            26.23 Covenants and Conditions. Each provision of this Lease required to be performed by Tenant is both a covenant and a condition.

            26.24 Reservations of Landlord. Landlord may change the name, number or designation of the Building or the Project without notice or liability to Tenant and without affecting this Lease. Without Landlord's prior consent, Tenant shall not use the name of the Building or Project for any purpose other than as Tenant's address. Landlord may (i) permit any tenant the exclusive right to conduct any business if such exclusive does not conflict with any rights expressly given herein and (ii) place such signs, notices and displays as Landlord elects in its sole and absolute discretion in, on or about the Project, including the Common Areas. Landlord reserves the right, from time to time, to grant such easements, rights and dedications as it deems necessary or desirable and to cause the recordation of parcel maps, subdivision maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with Tenant's use of the Premises. Tenant shall sign any of the aforementioned commercially reasonable documents and/or applications therefor within ten (10) business days after Landlord's request. Landlord reserves the right at any time to (a) change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other parts of the Common Area in the Building or the Project, (b) make alterations or additions to the Building or Project and build adjoining the same, and (c) construct, alter and add to other buildings or improvements in the vicinity of the Building. Landlord further reserves the exclusive right to the roof of the Building. No easement for light, air or view is included in this Lease. Accordingly, any diminution or shutting off of light, air or view by any structure shall not affect this Lease or impose any liability upon Landlord.

            26.25 Quiet Enjoyment. Subject to payment of all rents and other sums required under this Lease and observance and performance of all its obligations in this Lease and subject to the rights of any mortgagee or ground lessor having priority over this Lease, Tenant shall peaceably hold the Premises for the Term without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject to the terms and conditions of this Lease.

            26.26 Cumulative Rights. All rights, elections and remedies of Landlord in this Lease shall be cumulative, no one of them shall be exclusive of the other and Landlord may pursue any one or all of such remedies or any other remedy or relief which may be provided by law or equity.

            26.27 Financial Statements. Tenant represents and warrants that all financial statements and information provided to Landlord prior to execution of this Lease or in connection with obtaining any consent are true and correct and accurately reflect the financial condition of the person covered by such statements as of the date of such statements and that no material adverse change has occurred since such date. Tenant shall provide additional financial statements certified to be true and correct and accurately presenting Tenant's financial condition from time to time within fifteen (15) days after request by Landlord. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Landlord shall keep the information set forth in Tenant's financial statements strictly confidential.

            26.28 Waiver of Right to Trial by Jury. Tenant waives the right to trial by jury.

            26.29 Confidentiality. Tenant shall keep the content of this Lease strictly confidential and shall not disclose the content of this Lease to any person other than Tenant's accountants, attorneys, space planner, lenders, prospective subtenants and assignees and other persons doing business with Tenant, where such information is relevant to such business activities.

            26.30 Approvals. Whenever this Lease requires an approval, consent, designation, determination, selection or judgment by either Landlord or Tenant, unless a different standard is expressly set forth, such approval, consent, designation, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, unless a different standard is expressly permitted, each party shall at all times act reasonably and in good faith.

ARTICLE 27. CONDITION PRECEDENT AND SUITE 225.

            The effectiveness of this Lease shall be conditioned upon the early surrender and vacation of Suite 116 by the tenant currently occupying such space. This condition precedent shall be solely for the benefit of Landlord and may be waived by Landlord in its sole and absolute discretion.

            Landlord and Tenant acknowledge and agree that the parties would like to include Suite 225 as part of the Premises as soon as reasonably practicable after the surrender and vacation of that suite by the tenant currently occupying the space. If, however, the current tenant of Suite 225 delays in vacating the space, and/or the Commencement Date with respect to Suite 225 does not occur before January 1, 2001, then this Lease shall remain in full force and effect with respect to Suites 114, 116 and 118.

            The term "Premises" as used in this Lease shall mean Suites 114, 116 and 118 until the Commencement Date with respect to Suite 225, at which point (if such date occurs), the term "Premises" shall include Suite 225.

ARTICLE 28. RADIO ANTENNA. [OPEN: EXTENT OF PRE-APPROVAL OF RADIO ANTENNA]

            28.1 Grant of License. Landlord hereby grants to Tenant a license for the term of this Lease to install, use, operate and maintain, all at Tenant's sole cost and expense, on the roof of the Building a radio antenna ("Radio Antenna") of certain dimensions, size and appearance and in a certain location, all as designated in Exhibit F (the "Radio Antenna Criteria").

            28.2 Installation and Use. Tenant shall pay for all costs associated with the installation, use and maintenance of the Radio Antenna. Before commencing installation of the Radio Antenna, Tenant shall submit to Landlord for Landlord's approval, which shall not be withheld or delayed unreasonably, a form describing the dimensions and appearance of the Radio Antenna, its proposed mounting method, point of entry to the Building and cable route (the "Installation Approval Form"). Landlord shall approve or disapprove any aspect of the Radio Antenna within ten (10) business days of receiving the Installation Approval Form; provided, however, Landlord shall not disapprove any aspect of the Radio Antenna which complies with the Radio Antenna Criteria. Once approved by Landlord (as evidenced by Landlord's signature on the Installation Approval
Form), all work by Tenant (subject to Landlord's approval of the contractor completing the installation) shall be in strict accordance with the Installation Approval Form. Any material modifications to the work set forth on the Installation Approval Form must be approved by Landlord in writing. The Radio Antenna and all supporting frames and structures shall be painted in a color of Landlord's choice and shall bear no advertising material or wording of any sort (other than the manufacturer's name and/or logo). The Radio Antenna and supporting framework or structure and cabling for such Radio Antenna and ancillary equipment shall be installed in a good and workmanlike manner. Tenant shall use commercially reasonable efforts to take all necessary precautions to ensure that its equipment and the installation and maintenance of the same will
(i) in no way damage the Building or existing structures thereon; (ii) not interfere with the maintenance of the Building HVAC system, lighting system, the parking area, or any other system of the Building; (iii) not interfere with the operation of any existing satellite, radio, microwave or other communications equipment of Landlord or any other tenant of the Building, or in the event there is such an interference, Tenant will take all appropriate necessary steps in order to promptly correct and thereby minimize (to the reasonable satisfaction of Landlord) such interference; and (iv) comply with all applicable rules and regulations of all governmental agencies having jurisdiction over such equipment, and the operation and maintenance of the same. The Radio Antenna will be used exclusively by Tenant in connection with Tenant's use as described in this Lease and shall be removed by Tenant (at its sole cost and expense) upon the termination of the Lease.

            28.3 Insurance. Before commencing installation and during the entire period that the Radio Antenna is situated in or about the Premises or Building, Tenant agrees to maintain comprehensive general public liability insurance and worker's compensation insurance, naming Landlord and Landlord's managing agent as additional insured and providing at least $2,000,000.00 in coverage, against claims for bodily injury, death and property damage occurring in the area surrounding or in any way related to the Radio Antenna. Tenant shall provide evidence of such insurance to Landlord with the Installation Approval Form and thereafter when reasonably requested by Landlord. Such insurance may be provided in a blanket policy or as an endorsement to Tenant's required insurance policy under Section 14.2.

            28.4 Approvals. Tenant shall obtain any and all licenses and approvals required by federal, state or municipal authorities with respect to the installation or operation of the Radio Antenna and shall provide evidence thereof to Landlord. Landlord shall cooperate with Tenant in obtaining such licenses and approvals; Tenant, however, shall reimburse Landlord for any and all reasonable costs incurred in connection therewith.

            28.5 Indemnification. To the fullest extent permitted by law, Tenant shall indemnify, protect, defend and hold harmless Landlord, its agents and employees, from and against any and all actions, causes of action, claims, liabilities, losses, damages, fines, penalties and expenses (including but not limited to actual attorneys' fees, court costs and litigation expenses, including expert costs and costs of investigation), whether threatened or actual, direct or indirect, caused by, arising out of, resulting from or related to the installation, operation, maintenance or removal of the Radio Antenna and any supporting framework or structure or other equipment in the area of the Radio Antenna or in the conduit for the cable connecting the Radio Antenna and the Premises.

            28.6 Scope of License. It is expressly understood that the license granted hereunder is non-exclusive; accordingly, Landlord shall continue to have the right to grant similar licenses or rights to other tenants of the Building in Landlord's sole discretion, so long as the granting of such licenses or rights does not materially adversely affect the operation of the Radio Antenna. Tenant specifically understands and agrees that its license and rights contained in this paragraph are personal to Software Technologies Corporation and its Affiliate Entities.

            28.7 No Representation. Tenant understands and agrees that Landlord has made no representation regarding any potential interference from other tenants, or as to the suitability of the Building or any of its systems to the conduct or operation of such a Radio Antenna for the purposes stated herein. Landlord shall have no liability for any signal disruption caused by any malfunction of the cable within conduit of the Building or by the malfunction of any mechanical, electrical, or other system of the Building.

                  EXECUTED as of the date first above written.

LANDLORD:                                       TENANT:

THE EMPLOYEES RETIREMENT                SOFTWARE TECHNOLOGIES CORPORATION,
SYSTEM OF THE STATE OF                  a California corporation
HAWAII, a Government agency of
the State of Hawaii


By: ________________________________    By: ____________________________________
Name: ______________________________        Name: ______________________________
Position: __________________________        Position: __________________________


By: ________________________________    By: ____________________________________
Name: ______________________________        Name: ______________________________
Position: __________________________        Position: __________________________


HEITMAN CAPITAL MANAGEMENT, LLC,
an Iowa limited liability company
Its:  Agent and Attorney-In=Fact

By: ________________________________
Name: ______________________________
Position: __________________________

                                   EXHIBIT A-1

                      DEPICTION OF SUITES 114, 116 AND 118

                                   EXHIBIT A-2

                             DEPICTION OF SUITE 225

                                   EXHIBIT A-3

                     DEFINITIONS OF RENTABLE AND USABLE AREA

1. Rentable Area. The Rentable Area shall be computed as follows: (a) rentable area on a single tenancy floor shall mean the entire area within the exterior walls measured from the inside surface of outer glass and extending the plane thereof into non-glass areas, excluding elevator shafts and elevator machine rooms, public stairs, fire towers and fire tower courts and main telephone and electric switchboards, except where the main telephone and electric switchboards are leased by a tenant or are a special installation (all air conditioning floors and other areas within the Building containing equipment, enclosing pipes, ducts or shafts shall be apportioned to the leased space that they serve); and (b) rentable area for a partial floor shall be measured and computed in the manner described in clause (a) above, except that (i) demising walls separating two (2) leased premises shall be equally divided between such leased premises, (ii) corridor walls to the finished corridor side shall be included in the rentable area of adjacent leased space and (iii) core areas (including the finished enclosing walls thereof but excluding any part of the core leased to a tenant) and corridors (excluding the enclosing walls thereof) shall be apportioned among each leased premises on such floor on the basis of the rentable area of each such leased premises (exclusive of such corridor area) in relation to the total rentable area of all of the leased premises on such floor (exclusive of such corridor area).

2. Usable Area: The Usable Area shall be computed [in accordance with the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1980, provided that the usable square footage of the Building shall include all of the square footage of the ground floor common areas located within the Building and the common area and occupied space of the portion of the Building dedicated to the service of the Building.

                                    EXHIBIT B

                              WORK LETTER AGREEMENT

            This Work Letter Agreement is an Exhibit to the Lease between Landlord and Tenant. This Work Letter Agreement shall apply first with respect to the tenant improvements to be constructed in Suites 114, 116 and 118. If Suite 225 is added to the Premises as provided in the Lease, this Work Letter Agreement shall next apply with respect to the tenant improvements to be constructed in that suite.

            1. Space Planning. On or before June 1, 2000, Tenant shall provide sufficient information to Landlord and to the space planner designated by Landlord (and reasonably approved by Tenant) to enable such space planner to prepare architectural plans, drawings and specifications (the "Plans") for the Tenant Improvements to be initially installed in the Premises by the general contractor selected by Landlord pursuant to this Work Letter Agreement. Landlord shall submit the Plans to Tenant for Tenant's initial approval within ten (10) business days after receipt from the space planner. Each time that proposed Plans are submitted to Tenant, Tenant shall have a period of seven (7) business days after delivery of the Plans to approve or disapprove them by giving written notice thereof to Landlord. Failure of Tenant to approve or disapprove within such period shall be deemed to be an approval. Tenant's written notice of disapproval, if any, shall specify in detail the nature of Tenant's objections, and Tenant agrees, if necessary, to meet promptly with the space planner to review Tenant's objections. If Tenant timely disapproves, then the Plans will be revised by the space planner to address Tenant's objections and resubmitted to Tenant for its initial approval. If Tenant continues to disapprove the Plans after the second resubmission to Tenant, then Landlord may (i) at any time thereafter elect to terminate the Lease without further liability to Tenant, and unless Tenant can show that its failure to approve is due to material errors of the space planner in reflecting Tenant's reasonable requirements, Tenant shall be required to reimburse Landlord within ten (10) days after written demand for all expenses incurred by Landlord in connection with the Lease, including brokerage commissions, or (ii) continue to have the Plans revised and resubmitted to Tenant until approved, in which case the time period commencing on the date of expiration of the seven (7) business day period for Tenant's approval of the second resubmission of Plans until the date of Tenant's initial approval shall be deemed to be a Tenant Delay (as hereinafter defined). Tenant agrees that the Plans shall be the complete and final layout, plans and specifications for the Premises showing all doors, light fixtures, electrical outlets, telephone outlets, plumbing improvements (if any), data systems wiring, floor coverings, wall coverings, painting and other improvements to the Premises beyond the shell and core improvements provided by Landlord. Tenant further acknowledges and agrees that the improvements shown in the Plans shall (i) be compatible with the shell and core improvements and the design, construction and equipment of the Building and the Landlord's building standards established from time to time, (ii) comply with all applicable laws, rules, regulations, codes and ordinances and (iii) be subject to the approval of Landlord, which approval shall not be unreasonably withheld.

            2. Approval of Plans and Cost Estimate.

                  (a) General Contractor's Cost Estimate. As soon as practicable after receipt of Tenant's initial approval, Landlord shall submit to Tenant (i) a written nonbinding itemized estimate of the costs of all improvements shown in the Plans prepared by the general contractor selected by Landlord in accordance with this Work Letter Agreement to perform the construction and (ii) if Landlord so elects, a written description of those matters and items shown in the Plans which Landlord believes may result in any Tenant Delay (as defined below) together with a description of the estimated period of such Tenant Delay; provided, however, that Tenant will be charged with the actual Tenant Delays that occur, notwithstanding the failure of Landlord to give description of estimated Tenant Delays at all or as to any particular item of Tenant Delay or any inaccuracy in the estimates of Tenant Delay given to Tenant. If Landlord disapproves any portion of the work to be performed in accordance with the Plans, Landlord and Tenant shall promptly take all such action as may be reasonably required to modify any aspect of the Plans so as to be reasonably satisfactory to Landlord and Tenant and in accordance with the standards in Paragraph 1 of this Work Letter Agreement.

                  (b) Final Approval by Tenant. Within five (5) business days after receipt of the written nonbinding cost estimate prepared by the general contractor and any description of any Tenant Delay which Landlord elects to provide to Tenant, Tenant shall (i) give its written approval thereof and authorization to proceed with construction or (ii) deliver to Landlord and the space planner specific written changes to the Plans in any manner desired by Tenant to decrease the Cost of the Tenant Improvements or minimize the amount of the Tenant Delay. The general contractor shall provide a revised cost estimate to Tenant based upon the revisions to the Plans. Such modifications and revisions shall be subject to Landlord's reasonable approval and shall be in accordance with the standards set forth in Paragraph 1 of this Work Letter Agreement. Within twenty (20) business days after receipt of the general contractor's original written cost estimate and the description, if any, of Tenant Delay, Tenant shall give its final approval of the Plans to Landlord which shall constitute authorization to commence the construction of the Tenant Improvements in accordance with the Plans, as modified or revised. Tenant shall signify its final approval by signing a copy of each sheet or page of the Plans and delivering such signed copy to Landlord. If the general contractor's cost estimate for the Tenant Improvements to be constructed in accordance with the Plans exceeds the Tenant Improvement Allowance (as defined below), then Tenant shall deliver at the time of its approval its check in favor of Landlord in an amount equal to such excess together with delivery of the approved copy of the Plans. If Tenant does not approve the Plans and authorize Landlord to proceed with the construction of the Tenant Improvements within the period of time specified in this Paragraph, then Tenant shall be charged with all costs incurred by reason of any delay in completion of the construction of Tenant Improvements and such delay shall be an element of Tenant Delay. If Tenant delays final approval and authorization to commence with construction of Tenant Improvements for a period of thirty (30) days beyond the period of time specified in this Paragraph, then such delays shall be an event of default by Tenant under the Lease and Landlord may, in addition to all of the other remedies which it may have under the Lease, terminate the Lease. Tenant acknowledges that the cost estimate is prepared by the general contractor and Landlord shall not be liable to Tenant for any inaccuracy in the general contractor's estimate.

            3. Completion of Construction of Tenant Improvements. As soon as practicable following receipt of Tenant's final approval of the Plans and authorization to proceed with construction, the Plans shall be submitted to the appropriate governmental agency for issuance of a building permit or other required governmental approval prerequisite to construction. Following approval of the Plans by governmental authorities and receipt of all required permits, Landlord shall authorize the general contractor to commence construction of the Tenant Improvements and proceed to complete such construction in a workmanlike manner. The general contractor shall be selected by Landlord from three general contractors who will be invited to bid on the construction of the Tenant Improvements. One of the three general contractors submitting a bid shall be selected by Tenant, provided that such contractor must meet Landlord's uniform criteria for all general contractors. Landlord shall select as the final general contractor the firm which Landlord, in its reasonable discretion, determines has submitted the best overall bid, taking all factors, including price, into account.

            4. Tenant Delay. "Tenant Delay" shall include any delay in the completion of construction of Tenant Improvements resulting from (i) Tenant's failure to comply with the provisions of this Work Letter Agreement, (ii) any additional time as reasonably determined by Landlord required for ordering, receiving, fabricating and/or installing items of materials or other components of the construction of Tenant Improvements, including mill work, which are not used in the construction of Tenant Improvements in accordance with Landlord's Building standards and which causes a delay in the substantial completion of the Tenant Improvements beyond the time when such improvements would otherwise be completed if constructed in accordance with the standards used in the remainder of the Building, (iii) delay in work caused by submission by Tenant of a request for any Change Order following Tenant's approval of the Plans or (iv) any additional time, as reasonably determined by Landlord, required for implementation of any Change Order with respect to the Tenant Improvements. If there shall be any Tenant Delay, then Landlord may, in accordance with Sections
2.1 and 2.4 of the Lease, require Tenant to commence the payment of rent under the Lease based upon when substantial completion would have occurred but for the Tenant Delay, or if not previously required by Landlord, Tenant shall pay such rent to Landlord prior to Tenant occupying the Premises.

            5. Cost of Work.

                  (a) Tenant Improvement Allowance. Landlord shall pay the cost of work to construct all Tenant Improvements to the extent such cost of work does not exceed an amount equal to the applicable sum set forth in Item No. 13 of the Basic Lease Provisions. Such amount shall be the "Tenant Improvement Allowance". If the actual cost of work exceeds the Tenant Improvement Allowance, Tenant shall bear the cost of such excess and shall pay the cost of such excess to Landlord pursuant to Subparagraph (c) below to the extent not previously paid to Landlord. Tenant shall not be entitled to any credit, abatement or payment from Landlord in the event that the Tenant Improvement Allowance exceeds the cost of the work, all of such excess to remain Landlord's sole property. The following additional costs shall also be included in the cost of the work: (i) the cost of permits and licenses, (ii) fees for the services of engineers, architects, space planners and other consultants, (iii) the fees paid to the contractor, (iv) the cost of cable and other telecommunications lines installed as part of the Tenant Improvements (but specifically excluding any costs in connection with the installation of Tenant's telephone service), (v) sales and use taxes and Title 24 fees, (vi) the cost of any changes to the Plans or Tenant Improvements required by applicable governmental regulations or building codes,
(vii) the cost of any changes in the base building or the floor of the Building on which the Premises is located (when such changes are required by the Plans or to comply with applicable governmental regulations or building codes), and
(viii) Landlord's administrative fee in the amount of five percent (5%) of the cost of the work.

                  (b) Costs of Tenant Delay or Change Order. Tenant shall bear the net increase in the cost of work for the construction of Tenant Improvements incurred by reason of any Tenant Delay or any Change Order requested by Tenant irrespective of whether the total cost of work exceeds the amount of the Tenant Improvement Allowance.

                  (c) Payments to Landlord. Tenant shall pay any sums due to Landlord under this Paragraph as follows:

                        (i) The estimated amount of any excess of the cost of work over the Tenant Improvement Allowance shall be paid to Landlord at the time of final approval of the Plans by Tenant in accordance with Paragraph 2(b) above, and

                        (ii) All remaining amounts due to Landlord shall be paid upon the earlier of substantial completion of the Tenant Improvements or presentation of a written statement of the sums due, which statement may be an estimate of the cost of any component of the work.

                  (d) Cost Exclusions. Notwithstanding anything to the contrary herein, Landlord shall pay, and Tenant shall have no responsibility for (and the Tenant Improvement Allowance shall not be used for) the following costs associated with the

Tenant Improvements: (i) costs attibutable to improvements installed outside of the demising walls of the Premises; (ii) costs for improvements which are neither shown on or described in the Final Plans, consistent at all with the Final Plans, or otherwise approved by Tenant; (iii) costs incurred to remove Hazardous Materials from the Premises or Project (unless the presence of such Hazardous Materials is caused by Tenant); (iv) attorneys' fees incurred in connection with the negotiation of construction contracts and attorneys' fees and experts' fees and other costs in connection with disputes with third parties, including the General Contractor; (v) penalties and late charges attibutable to Landlord's failure to pay construction costs (provided Tenant makes timely progress payments as required under this Lease); (vi) costs to bring the Premises and the Project in compliance with applicable Laws, unless such costs are triggered by the Tenant Improvements or the use or occupancy of the Premises by Tenant; (vii) interest and other costs of financing construction; and (viii) wages, labor and overhead for overtime and premium time, unless requested or approved by Tenant.

            6. Change Orders. Tenant may request a change, addition or alteration in the Tenant Improvements as shown by the Plans after its final approval of such Plans ("Change Order") by delivery of a written request to Landlord. If Landlord approves Tenant's requested change, addition or alteration, Landlord's space planner shall complete all working drawings necessary to show the change, addition or alteration. Landlord shall promptly give Tenant a written description of the changes requested by Tenant incorporated in a Change Order for approval by Tenant together with an estimate of the Tenant Delay caused by such Change Order and an estimate of the cost of work to implement the Change Order. Following the receipt of the description of the Change Order and the estimates, Tenant shall deliver to Landlord Tenant's written approval of the Change Order and authorization to proceed with the work as shown by the Change Order. Landlord may, but shall not be obligated to, order the contractor to stop work until after approval of the Change Order by Tenant if Landlord reasonably determines that such delay is necessary or desirable to incorporate the Change Order. Any delay caused by such work stoppage shall constitute Tenant Delay.

            7. Substantial Completion and Punch List Items.

                  (a) Date of Substantial Completion. Substantial completion of construction of Tenant Improvements shall be defined as the later of (i) the date of issuance of a certificate of occupancy or other approval of occupancy of the Premises by the appropriate governmental authority or (ii) the date upon which Landlord's space planner or other consultant furnishes Landlord and Tenant with a certificate stating that the Tenant Improvements have been substantially completed in accordance with the Plans, except for such items that constitute minor defects or adjustments which can be completed after occupancy without causing any material interference with Tenant's use of the Premises (so called "Punch List" items).

                  (b) Completion of Punch List Items. Within fifteen (15) days after receipt of the certificate of substantial completion, Tenant shall supply to Landlord a written Punch List setting forth all corrective work to the Tenant Improvements which Tenant believes is required to be performed. Landlord shall perform all such corrective work to the extent necessary to complete construction of the Tenant Improvements in accordance with the Plans as determined by Landlord's space planner or other consultant as soon as practical after receipt of the Punch List. If Tenant does not deliver a Punch List within such fifteen (15) day period, Tenant shall be deemed to have accepted the Premises in their entirety, and Landlord shall have no further obligation with respect to completion of any construction of Tenant Improvements or any other alteration, modification or change of the Premises after certification by Landlord's space planner or other consultant that items set forth in the Punch List have been completed.

            8. Warranties. Following completion of the Tenant Improvements and Tenant's occupancy of the Premises, Landlord shall assign to Tenant all warranties and rights with respect to the repair and replacement of defective Tenant Improvements which it holds against the contractor or other parties and shall thereafter cooperate with Tenant in enforcing the same. Upon expiration or early termination of this Lease, all such warranties and rights shall automatically revert to Landlord, and Tenant shall execute and deliver to Landlord all such documents reasonably requested by Landlord to document such reversion.

            9. Materials. All material and equipment installed in the Premises by Landlord shall be at least equal in quality to Landlord's building standard materials. Landlord shall use reasonable efforts to perform all construction in a manner reasonably consistent with the Final Plans.

                                    EXHIBIT C

                      STANDARDS FOR UTILITIES AND SERVICES

            This Exhibit C, Standards for Utilities and Services, supplements the Lease between Landlord and Tenant to which this Exhibit is attached.

            Landlord shall provide the utilities and services set forth in this Exhibit at all times during the Term of the Lease subject to the provisions of the Lease concerning Landlord's inability to supply such utilities and services due to causes beyond Landlord's control. Landlord reserves the right to adopt such reasonable nondiscriminatory modifications and additions to the following standards as it deems necessary and appropriate from time to time. Landlord shall not be obligated to supply any utilities or services to Tenant at any time during which Tenant is in default under the terms of the Lease.

            1. Landlord shall provide automatic elevator services on Monday through Friday from 7:00 a.m. to 7:00 p.m. and on Saturday from 9:00 a.m. to 1:00 p.m.; provided, however, that Landlord shall not be obligated to provide such elevator services on any day which is designated as a federal holiday or on any Saturday which precedes or follows any federal holiday (such times referred to in this Exhibit as "Business Hours"). At all other times Landlord shall provide at least one elevator operated by security personnel or by an automatic security access system.

            2. Landlord shall provide to the Premises, during Business Hours (and at other times for an additional charge to be fixed by Landlord), heating, ventilation and air conditioning ("HVAC") when and to the extent in the judgment of Landlord any such services may be required for the comfortable occupancy of the Premises for general office purposes. Landlord shall not be responsible for room temperatures and conditions in the Premises if the lighting or receptacle load for Tenant's equipment and fixtures exceed those listed in Paragraph 3 of this Exhibit, if the Premises are used for other than general office purposes or if the Building standard blinds and curtains in the Premises are not used and/or closed to screen the rays of direct sunlight. If any lights, machines or equipment (including computers) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the Building HVAC or generate substantially more heat in the Premises than would be generated by the Building standard lights and usual fractional horsepower office equipment, Landlord shall have the right to install any machinery and equipment which Landlord reasonably deems necessary to restore temperature balance (including modifications to the standard HVAC equipment) and the cost thereof, including the cost of installation and any additional cost of operation and maintenance occasioned thereby, shall be paid by Tenant to Landlord upon demand by Landlord. Landlord shall make after-hours HVAC (e.g., during hours which are not Business Hours) available to

Tenant by card-key at the cost of $35/hour (which charge is subject to increase from time to time).

            3. Landlord shall furnish to the Premises electric current for routine lighting and operation of general office machines such as typewriters, dictating equipment, desk model adding machines and similar devices which operate on 110 volt alternating current electrical power with demands, wattages and ampere draws which do not exceed the reasonable capacity of Building standard office lighting and receptacles and are not in excess of limits imposed or recommended by governmental authorities. Landlord shall replace bulbs and/or ballasts in Building standard florescent lighting fixtures within the Premises. Tenant shall be responsible for replacing all other bulbs and/or ballasts. Landlord shall furnish to the lavatories within the Premises or within the Common Areas water for normal lavatory and drinking purposes.

            4. No special electrical equipment, air conditioning systems, heating systems or space heaters shall be installed, nor shall any changes be made to the HVAC, electrical or plumbing systems in the Building, without the prior written approval of Landlord in accordance with the provisions of the Lease governing alterations requested by Tenant. Tenant shall not without the prior written consent of Landlord use any apparatus, machines or devices in the Premises (including any machines or equipment of the type referred to in the preceding sentence) which use current in excess of 110 volts alternating current or which have demand wattages or ampere draws which exceed the capacity of the electrical systems installed in the Building or which will in any way increase the amount of electricity or water normally consumed by comparable space used for general office purposes.

            5. To the extent Tenant requires any supplemental HVAC units, Landlord shall install such HVAC units, with all costs relating thereto to be deducted from the tenant improvement allowance. If possible, all charges relating to the operation and maintenance of such supplemental HVAC units shall be separately metered; all such charges shall be paid by Tenant.

            6. Landlord may impose reasonable conditions upon any consent for use of any apparatus, machine or device which exceeds the limitations set forth in this Exhibit. Tenant agrees to cooperate fully with Landlord at all times to abide by all reasonable regulations and requirements which Landlord may prescribe for proper functioning and protection of the Building HVAC, electrical, plumbing and other systems. Tenant shall comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which may be enacted or promulgated in connection with utility services furnished to the Premises, including any governmental rule or regulation relating to the heating or cooling of the Building or relating to the use of energy or water.

            7. Landlord shall provide janitorial services to the Premises on each day Monday through Friday or Sunday through Thursday (except federal holidays), at Landlord's election, provided the Premises are used exclusively for the uses permitted by the Lease and are kept in reasonable order by Tenant. Tenant shall pay to Landlord any extra cost for cleaning or removal of any rubbish or garbage to the extent the nature or amount of such cleaning, refuse or garbage exceeds the amount which is generally produced by use of the Premises for general office purposes.

                                    EXHIBIT D

                              RULES AND REGULATIONS

      Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of the Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of, or visitors to, the Project.

      1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon termination of the Lease, all keys to the Building and the Premises shall be surrendered to Landlord. Notwithstanding the foregoing, Landlord hereby consents to Tenant's installation of an electronic alarm and card-key system in the Premises, provided that Tenant installs the alarm and card-key system in a good, workmanlike and lien-free manner, and Tenant provides Landlord with keys, cards, security codes or the like in order for Landlord to access the Premises in accordance with the Lease.

      2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

      3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Project. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building Register when so doing. Access to the Building may be refused unless the person seeking access has proper identification or has previously arranged a pass for access to the Building. The Landlord and Landlord's Affiliates shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

      4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving of the same into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord shall designate. Notwithstanding the foregoing, Tenant may receive deliveries in the ordinary course of Tenant's business at any time and Tenant shall be permitted to use the freight entrance to the Premises at any and all times. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building (subject to the preceding sentence). Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe, property or equipment in any case. All damage done to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

      5. Tenant shall not place any object or series of objects on the floors of the Premises in such a manner as to exceed the load capacity of the floors on a per square inch basis as determined by any architect, engineer or other consultant of Landlord, or as otherwise limited by law or any governmental authority.

      6. No furniture, packages, supplies, equipment or merchandise will be received in the Building or elsewhere within the Project, or transported in the elevators or other Common Areas of the Building, except between such hours and in such specific elevator or other Common Areas of the Building as shall be designated by Landlord. Landlord may in addition impose other requirements regarding the time, place and manner of all deliveries made to the Premises.

      7. Landlord shall have the right to control and operate the public portions of the Project, the public facilities, the Building HVAC system and any other facilities furnished for the common use of tenants, in such manner as determined appropriate by Landlord (in its sole discretion). Landlord shall in all cases retain the right to control and prevent access to the public portions of the Project, the public facilities and any other facilities furnished for the common use of tenants by all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Project and its tenants.

      8. The requirements of Tenant will be attended to only upon application at the Office of the Building or at such office location designated by Landlord. Employees or agents of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

      9. Tenant shall not disturb, solicit or canvass any occupant of the Building without Landlord's prior written consent, and Tenant shall cooperate with Landlord or agent of Landlord to prevent same.

      10. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

      11. Tenant shall not mark, drive nails, screw or drill into, paint or in any way deface the walls, ceilings, partitions, floors, wood, stone or iron work of the Premises, Building or Project. The expense of any breakage, stoppage or damage resulting from a violation of this rule by Tenant shall be borne by Tenant. Notwithstanding the foregoing, Tenant may hang pictures, dry eraser boards, powered screens and other similar items within the Premises but it must be done in a workmanlike manner and in such a way as not to damage or deface such walls.

      12. No vending machines or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord. Notwithstanding the foregoing or anything to the contrary in Rule 13 below, Landlord consents to Tenant installing and using in the Premises three vending machines and five microwave ovens.

      13. Tenant shall not use or keep in or on the Premises of the Building any kerosene, gasoline or other inflammable or combustible fluid or material.

      14. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent from Landlord.

      15. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other Tenants or those having business therein.

      16. Tenant shall not bring into or keep within the Building or the Premises any animals, birds, bicycles or other vehicles.

      17. No cooking shall be done or permitted by Tenant or others on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging, or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment may be used in the Premises for brewing coffee, tea, hot chocolate and similar beverages and not more than one (1) Underwriters' laboratory-approved microwave oven may be used in the Premises, provided that such uses are in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and that such uses comply with all rules, orders, regulations and requirements of any fire rating bureau or any other organization performing a similar function.

      18. Landlord will approve where and how telephone, telegraph, computer and any other cables and/or wires are to be introduced to the Premises. No boring or cutting for cables or wires shall be allowed without the prior written consent of Landlord.

      19. Landlord reserves the right to exclude or expel from the Building or Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

      20. Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, entrances, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

      21. In all carpeted areas where desks and chairs are utilized, Tenant shall, at Tenant's own cost, place mats under each and every chair in order to protect said carpeting from unnecessary wear and tear.

      22. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's HVAC system, and shall refrain from attempting to adjust any controls on such HVAC system. Tenant shall cooperate fully with any reasonable energy, water or other resource conservation and/or recycling program implemented by Landlord with regard to the Building.

      23. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the vicinity of the Project, and without violation of any law, ordinance or policy governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate. Any spillage of garbage shall be immediately cleaned by Tenant, and any failure to do so shall allow Landlord to immediately clean said spillage at Tenant's expense.

      24. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

      25. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

      26. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

      27. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

      28. Except with the prior consent of Landlord, Tenant shall not sell, or permit the sale from the Premises of, or use or permit the use of any sidewalk or mall area adjacent to the Premises for the sale of, newspapers, magazines, periodicals, theater tickets or any other goods, merchandise or service, nor shall the Premises be used for manufacturing of any kind, or for any business or activity other than that specifically provided for in Tenant's Lease.

      29. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Premises, the Building or other portion of the Project. Tenant shall not install or operate any phonograph, stereo, musical instrument or similar device in or about the Premises, Building or Project in such a manner as to disturb or annoy other tenants of the Project or occupants of the surrounding neighborhood.

      30. Tenant shall not use in the Premises or in any other portion of the Project, any handtrucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by Tenant into the Project or kept in or about the Premises.

      31. Tenant shall immediately, upon request from Landlord (which request need not be in writing), reduce its lighting and/or use of other electrical appliances in the Premises for temporary periods designated by Landlord, when required in Landlord's judgment to prevent overloads of the mechanical or electrical systems of the Project.

      32. Landlord reserves the right to select the name of the Project and the buildings therein and to make such change or changes of name as it may deem appropriate from time to time, and Tenant shall not refer to the Project and the buildings therein by any name other than: (i) the names as selected by Landlord (as same may be changed from time to time), or (ii) the postal address, approved by the United States Postal Service. Tenant shall not use the name of the Project and the buildings therein in any respect other than as an address of its operation in the Project without the prior written consent of Landlord.

      33. Wherever the word "Tenant" occurs in these Rules and Regulations, it is understood and agreed that it shall mean Tenant's associates, agents, clerks, employees and visitors. Wherever the word "Landlord" occurs in these Rules and Regulations, it is understood and agreed that it shall mean Landlord's assigns, agents, clerks, employees and visitors.

      34. Landlord may prohibit any advertising by Tenant or signage exhibited by Tenant on the Premises which, in Landlord's sole and absolute judgment, tends to impair the reputation of the Building or its desirability as a first-class office building, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising or remove such signage.

      35. Tenant shall not conduct any auction or store goods, wares or merchandise on or about the Premises.

      36. Tenant shall not allow anything to be placed on the outside window ledges or balconies of the Premises or Building or to be thrown out of or off of the windows or balconies of the Building.

      37. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

      38. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building and Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

      39. These Rules and Regulations are in addition to, and shall not be construed in any way to modify, alter or amend, in whole or part, the terms, covenants, agreements and conditions of any lease of premises in the Project, including Tenant's Lease for the Premises.

PARKING RULES AND REGULATIONS:

      1. Tenant, its employees, representatives and agents shall not park vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the Building parking areas overnight or park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks. Landlord may, in its sole and absolute discretion, designate separate areas for bicycles and motorcycles.

      2. Automobiles must be parked entirely within the stall lines painted on the floor.

      3. All directional signs and arrows must be observed.

      4. The speed limit shall be five (5) miles per hour.

      5. Parking is prohibited:

            (a)   in areas not marked with stall lines painted on the floor;

            (b)   in aisles;

            (c)   in areas designated with "No Parking" or "Handicap" signs;

            (d)   on ramps;

            (e)   in areas painted with cross-hatches

            (f) in such other areas as may be designated by Landlord, its agent, lessee or licensee who is responsible for garage management.

      6. Parking stickers or any other device or form of identification supplied by Landlord shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable, and any device in the possession of an unauthorized holder will be void. There will be a replacement charge to Tenant, its employees, agents or representatives for the replacement of any magnetic parking card or other parking identification device.

      7. Garage managers or attendants are not authorized to make or allow any exceptions or modifications to these Parking Rules and Regulations.

      8. Except for valet services operated within the Project by Landlord, the Project parking operator and/or otherwise with Landlord's permission, Tenant, its employees, representatives and agents shall park and lock his or her own car. Tenant, its employees, representatives and agents shall assume all responsibility for damage to cars and the cost of repair of damaged cars. Tenant shall repair or cause to be repaired at its sole cost and expense any and all damage to the Project parking facility or any part thereof caused by Tenant or its employees, representatives and agents, or each of their vehicles.

      9. Loss or theft of parking identification devices from automobiles must be immediately reported to the garage manager. Any parking identification device found on any unauthorized automobile will be confiscated, and the illegal holder shall be subject to prosecution. Devices which have been reported as lost or stolen but later found must be immediately reported to the garage manager.

      10. Only one automobile is permitted in each parking space. Except for detailing or other vehicle services operated by Landlord, the Project parking operator and/or otherwise with Landlord's permission, washing, waxing, cleaning or servicing of any vehicle within or about the Project by Tenant, its employees, representatives, agents or other parties is prohibited.

      11. Landlord and its agent, lessee or licensee who is responsible for garage management reserve the right to refuse the issuance of monthly parking stickers or other parking identification devices to any Tenant, its employees, agents or representatives who willfully refuses to comply with any of these Parking Rules and Regulations.

      12. Tenant, its employees, agents or representatives shall not load or unload in areas other than those designated by Landlord or its agent, lessee or licensee who is responsible for garage management.

      13. The vehicles of Tenant, its employees, agents or representatives and any unauthorized users of the Building parking facility who are parked in unauthorized or prohibited areas and/or are parked in such a fashion as to occupy more than one parking stall shall be subject to towing from the Building parking facility at Tenant's or such unauthorized user's own cost and expense.

      14. Tenant, its employees, agents or representatives shall comply with any car-pooling or other traffic reduction policies adopted by Landlord if such policies are adopted by Landlord at the behest or requirement of any governmental authority; such policies may include the provision of preferential parking for car-pool participants. Landlord may assign any unreserved and unassigned parking spaces and/or make all or a portion of such spaces reserved, if it determines in its absolute discretion that such assignment is necessary for orderly and efficient parking and/or to comply with any governmental requirements.

                                    EXHIBIT E

                           NOTICE OF LEASE TERM DATES

To:   Date: ___________ ____, 2000

Re: Lease dated May 15, 2000 between THE EMPLOYEES RETIREMENT SYSTEM OF THE STATE OF HAWAII, a Government agency of the State of Hawaii ("Landlord"), and SOFTWARE TECHNOLOGIES CORPORATION, a California corporation, concerning Suites 114, 116 and 118 [Suite 225] located at 222 East Huntington Drive, Monrovia, California.

Gentlemen:

      In accordance with the subject Lease, we wish to advise and/or confirm as follows:

      1. That the Premises have been accepted herewith by the Tenant as being substantially complete in accordance with the subject Lease, and that there is no deficiency in construction.

      2. That in accordance with the subject Lease, Rent commenced to accrue on ______________, 2000.

      3. If the commencement date of the subject Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in said Lease.

      4. Rent is due and payable in advance on the first day of each and every month during the term of said Lease. Your rent checks should be made payable to
            ____________________________________________________________________
            _______ at ________________


                                    ________________________________________
                                    ________________________________________
                                    ________________________________________


                                    By:_____________________________________
                                    Print Name:_____________________________

                                    Its:____________________________________
                                    Date:___________________________________
                                             (Landlord)

                                    AGREED AND ACCEPTED:

                                    By:_____________________________________
                                    Print Name:_____________________________
                                    Its:____________________________________

                                    By:_____________________________________
                                    Print Name:_____________________________
                                    Its:____________________________________
                                    Date:___________________________________
                                               (Tenant)

                                    EXHIBIT F

                             RADIO ANTENNA CRITERIA